UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(A) of
the Securities Exchange Act Of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

HAWAIIAN HOLDINGS INC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Lawrence S. Hershfield Chairman of the Board of Directors	Hawaiian Holdings, Inc. 3375 Koapaka Street, Suite G-350 Honolulu, HI 96819

April 5, 2023
To Our Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Hawaiian Holdings, Inc., which will be conducted virtually via live webcast on Wednesday, May 17, 2023, at 9:00 AM, Hawai‘i Time or at any postponement or adjournment (the “Annual Meeting”). You can attend via the Internet at https://web.lumiagm.com/232546715 by using the password “hawaiian2023”, where you will be able to vote and submit questions electronically during the Annual Meeting. You may vote before the Annual Meeting at www.voteproxy.com. Specific instructions for accessing the Annual Meeting are provided in the notice or proxy card you received (please have your notice or proxy card on hand when you visit the website).

The attached Notice of Annual Meeting and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on March 20, 2023 will be entitled to notice of and to vote at the Annual Meeting.

Your vote, regardless of the number of shares you own, is important. Whether or not you plan to virtually attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend. Please review the instructions on the proxy card regarding each of these voting options. Please note that you are being requested to complete and return the stockholder questionnaire described in the attached Proxy Statement under “Restriction on Foreign Ownership of Voting Stock.”

Thank you for your ongoing support of and continued interest in Hawaiian Holdings, Inc.

Sincerely,

Lawrence S. Hershfield Chairman of the Board of Directors

HAWAIIAN HOLDINGS, INC.
3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(808) 835-3700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:

The 2023 Annual Meeting of Stockholders of Hawaiian Holdings, Inc. (the “Company”) will be held virtually on Wednesday, May 17, 2023, at 9:00 AM, Hawai‘i Time or at any postponement or adjournment (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Annual Meeting and submit your questions during the meeting by attending virtually at https://web.lumiagm.com/232546715 and using the password “hawaiian2023”. The Annual Meeting is being held to consider and act upon the following matters:
1.To elect the nine director nominees described in the Proxy Statement;
2.    To ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.    To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement;
4.    To approve, on an advisory basis, the frequency of the advisory vote on the compensation of the Company’s named executive officers, as described in the Proxy Statement; and
5.    To transact such other business as may properly come before the Annual Meeting, or any and all adjournments or postponements thereof.

Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on March 20, 2023, the record date, will be entitled to vote at the Annual Meeting. Please note that you are being requested to complete and return the stockholder questionnaire described in the attached Proxy Statement under “Restriction on Foreign Ownership of Voting Stock.”

The Board of Directors desires to have maximum representation of stockholders at the Annual Meeting. We are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We believe that electronic availability of proxy materials allows us to provide stockholders with the information they need while lowering delivery costs and reducing the environmental impact of our Annual Meeting. You may vote over the Internet, by telephone, by mailing a proxy card, or by attending the Annual Meeting virtually and voting during the meeting at https://web.lumiagm.com/232546715 and using the password “hawaiian2023”. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the notice or proxy card you receive regarding each of these voting options. You may revoke your proxy at any time prior to its use, by notice in writing to me, the Company’s Corporate Secretary, by presentation of a later‑dated proxy or by attending the Annual Meeting virtually and voting at that time.

By order of the Board of Directors,

Aaron J. Alter Corporate Secretary
Dated: April 5, 2023
Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about April 5, 2023.

TABLE OF CONTENTS

Page
GENERAL INFORMATION	1
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	4
ENVIRONMENTAL, SOCIAL, AND GOVERNANCE HIGHLIGHTS	11
PROPOSAL NO. 1: ELECTION OF DIRECTORS	13
EXECUTIVE OFFICERS	17
EXECUTIVE COMPENSATION	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47
EQUITY COMPENSATION PLAN INFORMATION	49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	49
REPORT OF THE AUDIT AND FINANCE COMMITTEE	50
PROPOSAL NO. 2: RATIFICATION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	51
PROPOSAL NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION	53
PROPOSAL NO. 4: NON-BINDING VOTE ON THE FREQUENCY OF THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION	54
OTHER MATTERS	55
DELINQUENT SECTION 16(a) REPORTS	55
STOCKHOLDER PROPOSALS	55
AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT	55

GENERAL INFORMATION
Important Notice Regarding Availability of Proxy Materials

The proxy statement (the “Proxy Statement”) and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) are available in advance of the 2023 Annual Meeting of Stockholders of Hawaiian Holdings, Inc. (the “Company” or “Holdings”) that will be held virtually on Wednesday, May 17, 2023, at 9:00 AM, Hawai‘i Time or at any postponement or adjournment (the “Annual Meeting”). The Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/17758.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. Accordingly, we are mailing the Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record as of March 20, 2023 (the “Record Date”) on or about April 5, 2023. All stockholders as of the Record Date will have the ability to access via the Internet the proxy materials, including the Proxy Statement and the Annual Report. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials can be found on the Notice. These proxy materials will be available free of charge. The Notice also instructs you as to how you may submit your vote on the Internet. You will not receive paper copies of the proxy materials unless you request them.

If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice. Stockholders who do not receive a separate copy of the Notice may request to receive a separate copy of the Notice by calling (808) 835-3613 or by writing to Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, Attn: Corporate Secretary. Upon oral or written request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. Alternatively, stockholders who share an address and receive multiple copies of the Notice can request to receive a single copy by following the same instructions.
Solicitation of Proxies

Our board of directors (“Board of Directors”) is soliciting the enclosed proxy.

We will make proxy solicitations by mail, as well as by telephone, facsimile transmission or otherwise, as we deem necessary. We will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock, par value $0.01 per share (the “Common Stock”), to forward the Notice and proxy soliciting materials and stockholder questionnaires to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding the Notice, proxy materials and stockholder questionnaires to the beneficial owners.
Record Date, Quorum and Voting Requirements

Holders of shares of Common Stock and our Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock (collectively, the “Special Preferred Stock”) on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 51,546,972 shares of Common Stock and one share each of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock outstanding. Each share of Common Stock and Special Preferred Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of all outstanding shares of stock as of the Record Date shall constitute a quorum for the transaction of business at the Annual Meeting. The election of directors (Proposal No. 1) requires a plurality of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. Advisory approval on the frequency of executive compensation votes (Proposal No. 4) requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon during the Annual Meeting; however, the option of one year, two years or three years receiving the highest number of votes will be treated as the frequency of holding an advisory vote on the compensation of our executive officers that has been approved by the stockholders on an advisory basis. The other proposals require the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon during the Annual Meeting. Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “HA”.

Shares of Common Stock and Special Preferred Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR ALL NOMINEES in the election of the nine director nominees named in this Proxy Statement (Proposal No. 1); FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 2); FOR the proposal to approve executive compensation by non-binding vote (Proposal No. 3); and ONE YEAR for the recommendation of the frequency of executive compensation votes (Proposal No. 4). Representatives of American Stock Transfer & Trust Company, LLC will assist us in the tabulation of the votes. Abstentions are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors (Proposal No. 1). If you abstain from voting on the proposal to ratify the appointment of Ernst & Young LLP (Proposal No. 2), the non-binding proposal to approve executive compensation (Proposal No. 3) or the non-binding vote on the frequency of executive compensation votes (Proposal No. 4), your abstention will have the same legal effect as a vote “against” such proposal or proposals.

Brokers who hold shares of Common Stock for the accounts of their clients must vote such shares as directed by their clients. If brokers do not receive instructions from their clients, the brokers may vote the shares in their own discretion with respect to “routine” matters but will not be allowed to vote the shares with respect to “non-routine” matters. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 2) is considered to be a routine matter, and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal No. 1), approval of the non-binding vote on executive compensation (Proposal No. 3), and approval of the non-binding vote on the frequency of executive compensation votes (Proposal No. 4) are considered non-routine matters, and your broker will not be able to vote on these items if it does not receive instructions from you, so long as it holds your shares in its name. If you do not instruct your broker how to vote with respect to the election of directors (Proposal No. 1), the approval of the non-binding vote on executive compensation (Proposal No. 3) and the non-binding vote on the frequency of executive compensation votes (Proposal No. 4), your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have and did not exercise discretionary authority to vote on a particular matter. The Company will count the shares represented by broker non-votes in determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote to approve the election of directors (Proposal No. 1), the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 2), the non-binding vote on executive compensation (Proposal No. 3) or the non-binding vote on the frequency of executive compensation votes (Proposal No. 4).

Attending the Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting and submit your questions during the Annual Meeting by attending virtually at https://web.lumiagm.com/232546715 and using the password “hawaiian2023”. You also will be able to vote your shares electronically at the Annual Meeting. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live webcast will begin promptly at 9:00 AM, Hawai‘i Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:45 AM, Hawai‘i Time, and you should allow ample time for the check-in procedures.

Stockholders as of the record date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during the meeting. Additional rules and procedures regarding asking questions will be available on the virtual meeting site. Stockholders must have available their control number provided on their proxy card, voting instruction form or Notice to ask questions during the Annual Meeting.

We intend to answer relevant questions submitted in accordance with the rules of conduct for the meeting, which we will post in advance of the meeting. If we receive substantially similar questions, we will group them together and provide a single response to avoid repetition. We plan to address as many questions during the meeting as time permits, but if there are any relevant questions submitted that we are unable to answer due to time constraints, we intend to post answers to those questions on our investor relations website following the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page: https://web.lumiagm.com/232546715.
Restriction on Foreign Ownership of Voting Stock

Our Amended and Restated Certificate of Incorporation prohibits the ownership or control by non-U.S. citizens of more than 25% of our issued and outstanding voting stock, pursuant to 49 USC Secs. 40102(a)(15) and 41102 and U.S. Department of Transportation regulations. In order to comply with this requirement, we maintain a “Foreign Stock Record” to keep track of transfers of our voting stock to non-U.S. citizens. At no time will the ownership or control of shares representing more than 25% of our voting stock be registered on the Foreign Stock Record. If at any time we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of our voting stock, we shall remove sufficient shares from the Foreign Stock Record in reverse chronological order so that the number of shares of our voting stock registered on the Foreign Stock Record does not exceed 25% of our issued and outstanding voting stock. Shares of our voting stock that we know to be owned or controlled by non-U.S. citizens and that are either not registered on the Foreign Stock Record or removed by us from the Foreign Stock Record shall not be entitled to vote until so registered. Please note that you are being requested to complete and return the stockholder questionnaire included on your proxy card.

Special Preferred Stock Designees

As described in greater detail in the section below titled “Security Ownership of Certain Beneficial Owners and Management-Special Preferred Stock,” the International Association of Machinists and Aerospace Workers (the “IAM”), the Association of Flight Attendants (the “AFA”) and the Air Line Pilots Association (the “ALPA”) (each, a “Union” and collectively, the “Unions”) hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended and Restated By-laws, entitle each Union to nominate one director (each such director, a “Special Preferred Stock Designee”). Mark D. Schneider is the IAM’s designee to the Board of Directors; William S. Swelbar is the AFA’s designee to the Board of Directors; and Duane E. Woerth is the ALPA’s designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock and consequently their election is not to be considered at the Annual Meeting.
Revocability of Proxy

Giving the enclosed proxy does not preclude your right to vote at the Annual Meeting, if you so desire. You may revoke your proxy at any time prior to its exercise by notifying our Corporate Secretary in writing, by giving us a later‑dated proxy, by attending the Annual Meeting virtually and voting at that time or by following the instructions at https://web.lumiagm.com/232546715 (password: hawaiian2023).

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. We have adopted a Code of Ethics that applies to all of our directors, executive officers and other employees. The Code of Ethics, as well as all of the charters of the committees of our Board of Directors, are available in the Investor Relations section of our website at https://www.hawaiianairlines.com. We intend to satisfy the disclosure requirement under Item 5.05(c) of the Current Report on Form 8-K, regarding any amendment to, or waiver of, a provision of our Code of Ethics with respect to our directors and executive officers, by posting such information on our website at the address and location specified above.
Board Independence

The Governance and Nominating Committee and the Board of Directors assess the independence of each of our directors at least annually. The assessment is based upon the applicable Nasdaq listing standards, the federal securities laws and the regulations promulgated by the SEC thereunder. During the annual assessment of director independence, the Governance and Nominating Committee and the Board of Directors consider transactions and relationships between the Company or its subsidiaries or affiliates, on the one hand, and each director, members of his or her immediate family, or other entities with which he or she is affiliated, on the other hand. Based on the review and recommendation of the Governance and Nominating Committee, the Board of Directors has affirmatively determined that a majority of its members and each member of the Audit and Finance Committee, the Compensation Committee and the Governance and Nominating Committee is independent within the meaning of the applicable Nasdaq listing standards and the SEC’s director independence standards. The independent directors are named below under “Proposal No. 1: Election of Directors.”
Board Leadership Structure

Our current Chairman, Mr. Hershfield, has held the role of Chairman since July 2004. From the beginning of his term until June 2005, he was also the Company’s President and Chief Executive Officer (“CEO”). In June 2005, we determined that it was in the Company’s best interest to separate the roles of CEO and Chairman, and for Mr. Hershfield to continue in his role as Chairman. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. While our Amended and Restated By-laws and Corporate Governance Guidelines do not require that our Chairman and CEO positions be separate, the Board of Directors believes that having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time and contributes to our successful corporate governance. The Board of Directors has charged the Chairman with responsibility for helping facilitate communication between management and the Board of Directors, and representing director views to management, among other things.
Meetings of the Board of Directors and Committees

The Board of Directors has established the following committees: the Audit and Finance Committee, the Compensation Committee, the Governance and Nominating Committee, the Safety Committee and the Executive Committee. Each of the Audit and Finance Committee, the Compensation Committee, the Governance and Nominating Committee and the Safety Committee has a committee charter. Copies of the committee charters are available in the Investor Relations section of our website at https://www.hawaiianairlines.com.

The Board of Directors met seven times and did not act by unanimous written consent during the year ended December 31, 2022. No current director attended fewer than 75% of the meetings of the Board of Directors and committee meetings that he or she was obligated to attend. Our policy regarding attendance at Board of Directors meetings is that we expect directors to make every effort to attend all Board of Directors and committee meetings, recognizing that scheduling difficulties may at times arise. Members of the Board of Directors are also encouraged to attend each annual meeting of stockholders. All of our then-current directors attended the 2022 annual meeting of stockholders. The membership and function of each committee during the last fiscal year are described below.

Members currently serving on the committees of the Board of Directors are:

Name	Audit and Finance Committee	Compensation Committee	Governance and Nominating Committee	Safety Committee	Executive Committee
Wendy A. Beck	Member
Earl E. Fry	Chair				Member
Lawrence S. Hershfield			Member		Chair
C. Jayne Hrdlicka			Member	Member
Peter R. Ingram				Member	Member
Michael E. McNamara	Member	Member
Crystal K. Rose		Chair	Member
Mark D. Schneider				Member
William S. Swelbar				Member
Craig E. Vosburg		Member
Duane E. Woerth				Chair
Richard N. Zwern		Member	Chair
Audit and Finance Committee

We have a standing Audit and Finance Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Audit and Finance Committee charter, the Audit and Finance Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit and Finance Committee’s principal functions are to: (i) oversee the integrity of our financial statements and other financial information provided by us to any governmental body or the public; (ii) oversee our systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; (iii) monitor the performance of our internal audit function and the independence, qualifications and performance of our independent auditors; (iv) oversee our risk assessment and risk management functions; and (v) oversee our financial policies, investment strategies and capital structure. The Board of Directors has determined that each of Mr. Fry and Ms. Beck satisfies the criteria set forth in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act to serve as an “audit committee financial expert” on the Audit and Finance Committee. The Audit and Finance Committee met nine times and did not act by unanimous written consent during the year ended December 31, 2022. The report of the Audit and Finance Committee is included in this Proxy Statement.
Compensation Committee

The Compensation Committee has overall responsibility for evaluating and approving executive officer, including the CEO, and director compensation plans, policies and programs of the Company, as well as all equity‑based and incentive compensation plans and policies. The Compensation Committee performs an annual review and approval of corporate goals and objectives relevant to the compensation of executive officers, the evaluation of the performance of the executive officers in light of those goals and objectives, and the determination and approval of such officers’ compensation based on such evaluations. The Compensation Committee may delegate its authority to subcommittees or individuals as the Compensation Committee may deem appropriate, except to the extent such delegation would violate any applicable tax or securities laws or the rules and regulations of Nasdaq. The Compensation Committee met nine times and did not act by unanimous written consent during the year ended December 31, 2022. The report of the Compensation Committee is included in this Proxy Statement.

Governance and Nominating Committee

The principal functions of the Governance and Nominating Committee are to: (i) monitor and oversee matters of corporate governance, including the evaluation of Board of Director performance and processes and the independence of directors; (ii) identify, select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors; and (iii) review the Company’s environmental, social and governance (“ESG”) strategy, policies and public disclosures.

The Governance and Nominating Committee will consider potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their achievements in business, education or public service, experience (including management experience in a public company), background, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. Consistent with the Director Nomination Process set out in Appendix A to the Governance and Nominating Committee charter, the Board of Directors and the Governance and Nominating Committee give consideration to assuring that the Board of Directors, as a whole, is reflective of the diversity of the Company’s workforce (see “Environmental, Social and Governance Highlights” below) and the communities in which the Company conducts its business.

Accordingly, our Board of Directors is diverse in many ways, including our directors’ differing geographic, business, gender and ethnic backgrounds. As described in greater detail in the section below titled “Security Ownership of Certain Beneficial Owners and Management-Special Preferred Stock,” the IAM, the AFA and the ALPA hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended and Restated By-laws, entitle each Union to nominate one director. The Special Preferred Stock Designees are not elected by the holders of Common Stock. 25% of our directors are nominated by the Unions. As shown in the graphics below, of our non-union director nominees, 33% identify as women and 22% identify as racially or ethnically diverse. Further, 89% of our non-union director nominees are independent and 67% have served on our Board of Directors for seven years or fewer, with 44% having served on our Board of Directors for fewer than five years. We believe this diversity attains the right balance between new directors who bring new ideas and insights and longer-serving directors with institutional knowledge of our Company.
Diversity and other factors described above are reviewed in the context of an assessment of the perceived needs of the Board of Directors or a committee of the Board of Directors at a particular point in time. As a result, the priorities and emphasis of the Board of Directors and the Governance and Nominating Committee may change to take into account changes in business and other trends, as well as the portfolio of skills and experience of our current and prospective members of the Board of Directors.

The Governance and Nominating Committee will also consider nominees recommended in good faith by stockholders. As described further herein under the section titled “Stockholder Proposals,” stockholders may submit a candidate’s name, credentials, contact information, his or her written consent to be considered as a candidate and any other information required by our Amended and Restated By-laws to the Corporate Secretary of the Company at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 no earlier than 8:00 a.m., Eastern time, on the 120th day and no later than 5:00 p.m., Eastern Time, on the 90th day prior to the day of the first anniversary of the Annual Meeting. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). Such stockholder-recommended candidates will be evaluated in the same manner as candidates nominated by any other person.

The Governance and Nominating Committee also recommends to the Board of Directors the assignment of directors to committees, including the designation of committee chairs. The Governance and Nominating Committee met five times and did not act by unanimous written consent during the year ended December 31, 2022.

Safety Committee

The Safety Committee has the overall responsibility for overseeing and fostering a culture and best practices to promote industry-leading safety performance. The Safety Committee may delegate its authority to subcommittees or individuals as the Safety Committee may deem appropriate. The Safety Committee met twice and did not act by unanimous written consent during the year ended December 31, 2022.

Executive Committee

The Executive Committee is empowered to act for the Board of Directors in intervals between Board of Directors meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board of Directors meeting. The Executive Committee met seven times and acted twice by unanimous written consent during the year ended December 31, 2022.

Executive Sessions of the Board of Directors

The independent directors meet on a regular basis to review the performance of management and the Company. The presiding director at such sessions is Mr. Hershfield, the Chairman of our Board of Directors.

Communications with the Board of Directors

Stockholders may send communications to the Board of Directors at the following address: 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, specifying whether the communication is directed to the entire Board of Directors, the independent directors or to a particular director. All communications will be compiled by the Company’s Corporate Secretary and submitted as appropriate to the Board of Directors or individual directors, as the case may be, on a periodic basis.

Role of the Board of Directors in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Audit and Finance Committee has responsibility for the oversight of the Company’s risk assessment and risk management policies. In its risk oversight role, the Audit and Finance Committee has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Chairman meets regularly with our CEO and other senior officers to discuss strategy and risks facing the Company. Senior management attends the regularly scheduled Board of Directors’ meetings and participates in strategic planning sessions with the Board of Directors to discuss strategies, key challenges, risks and opportunities for the Company. Our committees of the Board of Directors also assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management. Risk assessment reports are regularly provided by management to the Audit and Finance Committee. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with organization, membership and structure of the Board of Directors, succession planning for our directors and executive officers, and corporate governance. The Safety Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with safety systems, policies and procedures.

While the full Board of Directors oversees ESG risks, strategy and performance, the Governance and Nominating Committee of the Board of Directors has responsibility to review and report findings and recommendations to the Board of Directors regarding the Company’s ESG strategy, and periodically review the Company’s policies and public disclosures related to ESG, as stated in its charter. Although not enumerated in their respective charters, other committees of the Board of Directors also regularly address ESG issues relevant to their respective oversight areas. For example, the Safety Committee has oversight of Safety Risk Management processes and governance, including short-term physical risks.
Compensation of Directors

Under the Company’s policy for directors, each non-employee director receives an annual retainer of $80,000 plus $1,500 for each meeting of the Board of Directors that he or she attends in person and $750 for each meeting he or she attends remotely, in each case for meetings attended in excess of eight meetings (whether in-person, via telephone or online) during the twelve-month period beginning June 1st of each year. Additionally, the Chairman of the Board of Directors receives an annual retainer of $115,000, the chairperson of the Audit and Finance Committee receives an annual retainer of $25,000, the chairperson of the Compensation Committee receives an annual retainer of $20,000, the chairperson of the Governance and Nominating Committee and the chairperson of the Safety Committee each receive an annual retainer of $15,000. The members of the Audit and Finance Committee each receive an annual retainer of $12,500, the members of the Compensation Committee each receive an annual retainer of $10,000, and the members of the Governance and Nominating Committee and Safety Committee each receive an annual retainer of $7,500.

The non-employee directors each receive an annual automatic equity grant on the date of each annual stockholders meeting equal to that number of restricted stock units (“RSUs”) determined by dividing $110,000 by the trailing volume weighted average price of the Company’s Common Stock over the 30 consecutive trading days ending on the trading day prior to the date of grant, vesting 100% on the day prior to the following year’s regularly scheduled annual stockholders meeting, and otherwise subject to the terms and conditions of the Company’s standard form of non-employee director stock award agreement. On the date of each annual stockholders meeting, each non-employee director who was not a director on the date of the prior annual stockholder meeting will automatically be granted, upon his or her appointment, a pro rata award of RSUs based on the number of RSUs granted to the other non-employee directors on the date of the prior year’s annual stockholder meeting that will vest in full on the day prior to the next annual stockholder meeting.

Each director and certain members of his or her immediate family and parents are entitled to free travel privileges on the Company’s non-chartered flights. Directors are also reimbursed for the taxes imposed on the first $30,000 of incremental cost on non-standby travel on the Company’s flights. Following retirement from the Board of Directors after age 40 and at least ten years of service, or after age 55 and at least five years of service, former directors and their spouse or partner are eligible for unlimited travel on Company flights. Former directors are responsible for all taxes on this post-retirement benefit.

The following table shows the compensation paid or accrued during the fiscal year ended December 31, 2022 to the individuals serving on the Board of Directors in 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Wendy A. Beck(3)	45,007	79,542	—	124,549
Donald J. Carty(4)	53,286	69,984	—	123,270
Earl E. Fry	105,000	102,650	1,392	209,042
Lawrence S. Hershfield	202,500	102,650	152	305,302
C. Jayne Hrdlicka	88,417	102,650	—	191,067
Randall L. Jenson(5)	51,613	102,650	—	154,263
Michael E. McNamara	97,762	102,650	248	200,660
Crystal K. Rose	107,500	102,650	1,380	211,530
Mark D. Schneider	78,103	126,361	261	204,725
William S. Swelbar	91,875	102,650	62	194,587
Craig E. Vosburg(6)	43,790	79,542	239	123,571
Duane E. Woerth	95,524	102,650	175	198,349
Richard N. Zwern	105,000	102,650	714	208,364

(1)    Represents the grant date fair value of RSUs granted to each director in 2022, as calculated in accordance with Accounting Standards Codification 718, Compensation--Stock Compensation (“ASC 718”).
(2)    The amounts in this column for each non-employee director represent the aggregate incremental cost to the Company and reimbursement of taxes related to flight benefits.
(3)    Ms. Beck joined our Board of Directors on July 6, 2022.
(4)    Mr. Carty retired from our Board of Directors effective May 18, 2022.
(5)    Mr. Jenson retired from our Board of Directors effective July 6, 2022.
(6)    Mr. Vosburg joined our Board of Directors on July 6, 2022.
Supplemental Director Compensation Table—Outstanding Stock Awards as of December 31, 2022

Name	Aggregate Stock Award Shares Outstanding (#)	Award Grant Date	Number of Shares (#)	ASC 718 Grant Date Fair Value($)
Wendy A. Beck(1)	5,389	7/6/2022	5,389	79,542
Donald J. Carty(2)	4,244	5/18/2022	4,244	69,984
Earl E. Fry	6,225	5/18/2022	6,225	102,650
Lawrence S. Hershfield	6,225	5/18/2022	6,225	102,650
C. Jayne Hrdlicka	6,225	5/18/2022	6,225	102,650
Randall L. Jenson(3)	6,225	5/18/2022	6,225	102,650
Michael E. McNamara	6,225	5/18/2022	6,225	102,650
Crystal K. Rose	6,225	5/18/2022	6,225	102,650
Mark D. Schneider	6,225	5/18/2022	6,225	102,650
William S. Swelbar	6,225	5/18/2022	6,225	102,650
Craig E. Vosburg(4)	5,389	7/6/2022	5,389	79,542
Duane E. Woerth	6,225	5/18/2022	6,225	102,650
Richard N. Zwern	6,225	5/18/2022	6,225	102,650
(1)    Ms. Beck joined our Board of Directors on July 6, 2022.
(2)    Mr. Carty retired from our Board of Directors effective May 18, 2022.
(3)    Mr. Jenson retired from our Board of Directors effective July 6, 2022.
(4)    Mr. Vosburg joined our Board of Directors on July 6, 2022.

Supplemental Director Compensation Table—Outstanding Options as of December 31, 2022

Name	Aggregate Option Shares Outstanding (#)	Award Grant Date	Number of Shares (#)	ASC 718 Grant Date Fair Value($)
Duane E. Woerth	1,666	5/22/2014	5,000	39,800

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE HIGHLIGHTS

Hawaiian is committed to creating long-term value and positively impacting our people, the environment and our communities. We are committed to managing the risks and opportunities that arise from operating sustainably, and to conducting our business in ways that are principled, transparent and accountable to our stockholders and stakeholders and aligned with our purpose and values.

We provide information on our ESG performance in our annual Corporate Kuleana report, which can be found in the Corporate Responsibility section of our website at https://www.hawaiianairlines.com. Our upcoming Corporate Kuleana report will be published in May 2023, and we intend to continue providing our stakeholders with annual updates on our ESG performance. Neither our website nor its contents, including our Corporate Kuleana reports, are incorporated by reference into this Proxy Statement.
Purpose and Values

Our purpose is to connect people with Aloha. It captures how we bring people closer together, and how we share the Aloha spirit with the people and places we serve. It is core to who we are, how we see the world and how we engage with the people and places around us. Aloha is a way of life, but also a choice each of our employees makes every day, constantly striving to be the very best we can be. With Aloha in everything we do, we share moments and our spirit with guests and each other.
Our values, reflected below, guide how we act, lead, and make decisions:

•Mālama (Care): We care about the people and places we serve, and personally commit to their well-being.
•Ho‘okipa (Hospitality): We are genuine hosts, welcoming people into our home with warmth, gratitude and full hearts.
•Lōkahi (Collaboration): We come together in harmony, always seeking better ways to succeed as a team.
•Po‘okela (Excellence): We strive for excellence, competing to thrive.

Environmental

As Hawai‘i’s hometown airline – with the majority of our employees residing in Hawai‘i and every one of our flights touching our islands – we understand that our business depends on preserving the environment and natural resources that visitors come to Hawai‘i to experience, and which are inextricably tied to the social, economic and cultural wellbeing of our communities. We continue to advance our work to increase fuel efficiency, decrease our carbon footprint and use energy efficiently to become better environmental stewards. Some of our recent environmental sustainability commitments and accomplishments are highlighted below.

In 2022, we announced new commitments to replace single-use plastics in cabin service by 2029 and to locally source 40% of food and beverage for our Hawai'i-based catering operations by 2025. We are working to achieve our goal of realizing net-zero carbon emissions by 2050 through sustainable aviation fuel ("SAF") development and proliferation, ongoing fleet investments, more efficient flying, and industry advocacy for air traffic control reform. In 2022, we expanded our decarbonization efforts through research into SAF with Par Hawaii and a partnership with REGENT, a developer of all-electric seagliders. In March 2023, we announced our commitment to purchase 10 million gallons of SAF annually over five years from Gevo, Inc., a SAF producer that plans to build multiple SAF facilities in the U.S. mid-west, with deliveries expected to commence in 2029. We also recognize that intermediate targets will be an important step towards realizing our net-zero carbon emissions goal and intend to develop and publicize these goals. In March 2023, we announced our roadmap and intermediate targets for realizing net-zero carbon emissions by 2050.

Social

We are committed to creating an inclusive environment where our applicants and employees feel comfortable self-identifying their gender, race, and veteran and disability status. We have implemented and maintain an affirmative action program and employ evidence-based processes that inform our effort to minimize gender, ethnic/racial, and other bias in hiring and promotional practices. As of December 31, 2022:

•We were again proud to lead the major U.S. industry air carriers with the highest percentage of women pilots at more than 9.5% of our pilot workgroup; well above the 2021 global average of 5.8%.
•More than 80% of our active workforce identify as diverse based on ethnicity and more than 48% based on gender.
•At our director level and above, more than 50% of our active workforce identify as diverse based on ethnicity and more than 30% based on gender.

This year, we are focused on enhancing our existing programs and strategy for our diversity efforts that will be the foundation for our path forward.

We have policies that support inclusion of everyone in our workforce, including all sexual orientations and gender identities or expressions, and we provide inclusive benefits for same- and different-sex spouses. We also support the diversity and interests of our workforce through the following employee resource groups: ASCEND (A Support Community for Employees Nurturing Diverse Abilities), Haʻaheo (LGBTQA+), Network for Black Employees and Allies, Sustainability, Wahine (Women) in Aviation and Hawaiian Airlines Veterans Employee Network (HAVEN). We take pride in and value Hawaiian culture and offer an ōlelo Hawai‘i (Hawaiian language) certification program at no cost to our employees in addition to our employee-led Ke Kumu hula and Hawaiian language classes.

We also aspire to move our industry forward and to drive positive change in our communities. With destinations worldwide, we believe that our greatest asset for driving this change is the commitment of our diverse employees and customers to effect positive change in their communities. In 2021, we furthered our commitment to educating our guests arriving in Hawai‘i on how to safely and responsibly enjoy the islands with the debut of a new in-flight video, Travel Pono, in which Hawaiian Airlines crewmembers share their expert advice on ocean and hiking safety, conservation of endangered species and the environment, and cultural and community best practices. We continued to support our communities and nonprofits in Hawai‘i and throughout our U.S. mainland network through Company and HawaiianMiles Charity program donations of more than 17 million airline miles, cash and in-kind donations, volunteer activities, and sponsorship of a wide range of local community organizations and initiatives.

In early 2022, we adopted our Human Rights Policy Statement to promote human rights awareness throughout our business. A copy of the policy is available on the Corporate Responsibility section of our website.

Governance

Our Board of Directors oversees our ESG risks, strategy and performance, and ESG topics are covered in each regularly scheduled Board of Directors meeting, including climate risks and opportunities. In 2021, the Board of Directors formalized the responsibility of the Governance and Nominating Committee to review and ensure material and relevant ESG strategies and risks have appropriate Board of Directors and Committee oversight and to report any recommendations to the Board of Directors. Other committees of the Board of Directors regularly address ESG issues relevant to their respective oversight areas, including climate-related issues. Our Chief Legal Officer and Chief Marketing and Communications Officer receive regular reports from our ESG working group, which includes representatives of work groups throughout the company, and liaises between our ESG working group and our Board of Directors.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors currently consists of twelve directors, eleven of whom are independent. The Board of Directors has affirmatively determined that Wendy A. Beck, Earl E. Fry, Lawrence S. Hershfield, C. Jayne Hrdlicka, Michael E. McNamara, Crystal K. Rose, Craig E. Vosburg, Mark D. Schneider, William S. Swelbar, Duane E. Woerth and Richard N. Zwern are each independent as defined by the Nasdaq listing standards and the applicable rules of the SEC. The Board of Directors has determined that Peter R. Ingram, the Company’s CEO, is not independent as defined by the Nasdaq listing standards and the applicable rules of the SEC.

Nine directors will be elected at the Annual Meeting to serve for one-year terms and until their successors are elected and qualified. Based upon the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated Ms. Beck, Mr. Fry, Mr. Hershfield, Ms. Hrdlicka, Mr. Ingram, Mr. McNamara, Ms. Rose, Mr. Vosburg and Mr. Zwern for election to the Board of Directors at the Annual Meeting. All of the nominees are currently members of the Board of Directors, and all of the nominees have agreed to being named in this Proxy Statement and to continue to serve if elected. In the event that any such nominee is unable to serve, the proxyholders will vote for any other person that the Board of Directors designates. The election of each nominee as a director requires a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote. The proxies cannot be voted for a greater number of persons than the number of nominees. You will find each nominee’s biographical information below.

As described in greater detail in the section below titled “Security Ownership of Certain Beneficial Owners and Management-Special Preferred Stock,” the IAM, the AFA and the ALPA hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended and Restated By-laws, entitle each Union to nominate one director. Mr. Schneider is the IAM’s designee to the Board of Directors; Mr. Swelbar is the AFA’s designee to the Board of Directors; and Mr. Woerth is the ALPA’s designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.
Information Regarding Director Nominees

The name, age as of April 5, 2023, present principal occupation or employment and five-year employment history of each of our director nominees is set forth below. The business address of each person listed below is 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 and the telephone number at that address is (808) 835-3700.

Name	Age	Position(s)
Lawrence S. Hershfield	66	Chair of the Board of Directors
Peter R. Ingram	56	Director, President and Chief Executive Officer
Wendy A. Beck	58	Director
Earl E. Fry	64	Director
C. Jayne Hrdlicka	61	Director
Michael E. McNamara	58	Director
Crystal K. Rose	65	Director
Craig E. Vosburg	56	Director
Richard N. Zwern	68	Director
Special Preferred Stock Designees:
Mark D. Schneider	68	Director (IAM Designee)
William S. Swelbar	64	Director (AFA Designee)
Duane E. Woerth	74	Director (ALPA Designee)

Lawrence S. Hershfield. Mr. Hershfield has been the Chairman of our Board of Directors since July 2004. Mr. Hershfield served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. Mr. Hershfield has been the Chief Executive Officer of Ranch Capital, LLC, which he founded to pursue investments in undervalued or distressed assets or companies, since October 2002. He joined the Advisory Board of the Stanford Institute for Economic Policy Research in August 2021. He served as Chairman of the Board of Premier Entertainment Biloxi, LLC, which owned the Hard Rock Hotel and Casino in Biloxi, Mississippi, from June 2006 through September 2011, and serves as an advisor to Berkadia, a commercial real estate, brokerage, mortgage banking and loan servicing firm. From 2006 through 2009, Mr. Hershfield served as a Trustee of the Stanford University Business School Trust, and from 2011 through 2016, he served on the Advisory Board of the Stanford Center for Longevity. Mr. Hershfield received a B.S. in Biology from Bucknell University (1977) and has an M.B.A. from Stanford University Graduate School of Business (1981). Mr. Hershfield serves as Chair of the Executive Committee and is a member of the Governance and Nominating Committee. Mr. Hershfield contributes an in-depth familiarity with the Company, its operations and its history resulting from his prior service as its Chief Executive Officer and years of service as its Chairman, as well as a breadth of experience gained from serving as a director or officer of, or investor in, public and private companies in a variety of industries.

Peter R. Ingram. Mr. Ingram has been a member of our Board of Directors and the President and Chief Executive Officer for both Hawaiian Airlines, Inc. (“Hawaiian”), and its parent company, Hawaiian Holdings, Inc., since March 1, 2018. Mr. Ingram joined Hawaiian as Chief Financial Officer in November 2005 and served as Executive Vice President and Chief Commercial Officer from November 2011 through February 2018. Prior to joining Hawaiian, Mr. Ingram spent 11 years with AMR Corporation, parent company of American Airlines and American Eagle Airlines. From 2002 to 2005, he served as Vice President of Finance and Chief Financial Officer for American Eagle Airlines, after eight years in finance‑related management positions for American Airlines. Mr. Ingram received a B.A. in Business Administration from the University of Western Ontario (1988) and an M.B.A. from Duke University’s Fuqua School of Business (1994). Mr. Ingram brings significant experience and understanding of the airline industry and publicly traded companies, which, together with Mr. Ingram’s day-to-day leadership of Hawaiian in his role as Chief Executive Officer, allows him to contribute to the Board of Directors a deep understanding of the Company’s operations and of the challenges and opportunities facing our business.

Wendy A. Beck. Ms. Beck has been a member of our Board of Directors since July 2022. Ms. Beck has extensive finance leadership experience in the consumer and travel industries, most recently serving as executive vice president and chief financial officer from September 2010 to March 2018 and as a consultant from March 2018 to December 2019 at Norwegian Cruise Line Holdings Ltd. (“Norwegian”), where she oversaw a wide range of service areas, including accounting, financial planning and analysis, strategic planning, treasury, investor relations, legal, human resources, IT, tax, and internal audit functions. Prior to her tenure at Norwegian, Ms. Beck held executive positions at Domino’s Pizza Inc., Whataburger Restaurants, LP, and Checkers Drive-In Restaurants. Ms. Beck has served on the Boards of Directors of Traeger, Inc. since July 2021 and Academy Sports & Outdoors, Inc. since December 2020. Ms. Beck also served on the Boards of Directors of Bloomin’ Brands, Inc. from February 2018 to April 2022, At Home Group Inc. from September 2014 to July 2021, and SpartanNash Company from September 2010 to October 2013. Ms. Beck received a B.S. in Accounting from the University of South Florida. Ms. Beck serves as a member of the Audit and Finance Committee. Ms. Beck brings significant experience in the retail and travel industries and publicly traded companies, which allows her to contribute valuable leadership, insight and perspective to the Board of Directors. Ms. Beck was originally identified as a potential candidate for appointment as a director by Spencer Stuart, an executive search firm.

Earl E. Fry. Mr. Fry has been a member of our Board of Directors since May 2016. From December 1999 to August 2015, Mr. Fry served in various capacities at Informatica Corporation, an enterprise data integration software company, including Chief Financial Officer, Chief Administrative Officer and Executive Vice President, Operations Strategy. Mr. Fry served on the Board of Directors of Xactly Corporation from September 2005 to August 2017 and chaired the Xactly Corporation Audit Committee for several years through August 2017. Mr. Fry has also served on the Board of Directors of Central Pacific Financial Corp. since April 2005 and is a member of the Audit Committee of Central Pacific Financial Corp., which committee he chaired from 2006 to 2020. Mr. Fry has also served as a member of the Compensation Committee, Nominating and Governance Committee and Audit Committee of Blackblaze, Inc since August 2021. Mr. Fry received a B.B.A. in Accounting from the University of Hawai‘i and has an M.B.A. from the Stanford University Graduate School of Business. Mr. Fry serves as a member of the Executive Committee and also as Chair of the Audit and Finance Committee. Mr. Fry brings significant professional experience in the areas of finance, accounting and audit oversight to the Board of Directors, which allows him to contribute valuable insight and perspective.

C. Jayne Hrdlicka. Ms. Hrdlicka has been a member of our Board of Directors since July 2020. Ms. Hrdlicka is a globally recognized executive with over 20 years’ experience leading top international businesses in the aviation, consumer and industrial sectors. She is currently Chief Executive Officer and Managing Director of Virgin Australia, positions she has held since November 2020. Previously, Ms. Hrdlicka served as senior advisor at Bain Capital from June 2020 to November 2020. She was Chief Executive Officer and Managing Director of New Zealand’s a2 Milk Company from July 2018 to June 2020. Prior to her role at a2 Milk Company, Ms. Hrdlicka held various leadership roles at Qantas Group for nearly a decade, including as CEO of its low-cost subsidiary Jetstar Group from July 2012 to November 2017. Ms. Hrdlicka also spearheaded the strategic re-design of Qantas’ Airways’ loyalty group, Qantas Loyalty and Digital Ventures, and served as CEO of Qantas Loyalty and Digital Ventures from November 2017 to April 2018. Ms. Hrdlicka has served as Chair of the Board of Directors of Tennis Australia since October 2017. Ms. Hrdlicka received a B.A. in economics and business administration from

Colorado College and an M.B.A from the Tuck School of Business at Dartmouth. Ms. Hrdlicka serves as a member of the Governance and Nominating Committee and the Safety Committee. Ms. Hrdlicka brings significant experience and understanding of the airline industry and publicly traded companies, which provides valuable leadership, insight and perspective to the Board of Directors.

Michael E. McNamara. Mr. McNamara has been a member of our Board of Directors since July 2020. Mr. McNamara served as the Executive Vice President and Chief Information Officer (“CIO”) of Target Corporation, from September 2016 to January 2023. He also served as a Strategic Consultant for Target Corporation from June 2022 to January 2023. He joined Target Corporation as CIO in June 2015. Before joining Target Corporation, Mr. McNamara served in a number of roles at Tesco, a publicly traded international retailer headquartered in the United Kingdom, most recently as Chief Information Officer from March 2011 to May 2015. During his almost two-decade tenure at Tesco, Mr. McNamara led the company’s efforts to modernize its global operating model and oversaw the multi-country rollout of Tesco.com. Mr. McNamara has served on the Board of Directors of various non-profits. Mr. McNamara received a Bachelor of Engineering from the University College Dublin. Mr. McNamara serves as a member of the Compensation Committee and the Audit and Finance Committee. Mr. McNamara’s prior experience at national and international retail companies and as an executive in digital, technology and IT sectors allow him to contribute valuable insight and perspective to the Board of Directors.

Crystal K. Rose. Ms. Rose has been a member of our Board of Directors since June 2006. Ms. Rose, an attorney, is a partner with Lung Rose Voss Wagnild (1986 through present), a Honolulu-based law firm. Ms. Rose is currently the Lead Independent Director of each of Central Pacific Financial Corp. (February 2005 through present) and Central Pacific Bank (August 2004 through present), and a current member of the Compensation and Governance Committees of each. From 2004 to 2006, Ms. Rose was a director of Hawaiian Electric Light Co., Ltd. She also serves on several civic boards, including the Board of Trustees of Kamehameha Schools. Ms. Rose received a B.S. from Willamette University (1979) and a J.D. from the University of California, Hastings College of Law (1982). Ms. Rose serves as chairperson of the Compensation Committee and as a member of the Governance and Nominating Committee. Ms. Rose’s legal experience, as a prominent member of the Hawai‘i bar, as well as her experience as the Lead Independent Director of each of Central Pacific Financial Corp. and Central Pacific Bank, enables her to provide valuable insight and leadership in her positions as Chair of our Compensation Committee and member of our Governance and Nominating Committee.

Craig E. Vosburg. Mr. Vosburg has been a member of our Board of Directors since July 2022. Mr. Vosburg has been the chief product officer at Mastercard since January 2021. He leads the global Product & Engineering team responsible for strategy, development and delivery of a full suite of Mastercard payments products and capabilities. Mr. Vosburg joined Mastercard in 2006 and since then has held various leadership roles, including most recently president of North America, and is a member of the Management Committee and executive leadership team. Previously, he held management positions at Bain & Company, Inc., A.T. Kearney, Inc. and CoreStates Financial Corporation. Mr. Vosburg holds a Bachelor of Science in business administration from Bucknell University and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Vosburg serves as a member of the Compensation Committee. Mr. Vosburg’s executive management experience related to finance and accounting, governance, strategy, and product management provides valuable leadership, insight and perspective to the Board of Directors. Mr. Vosburg was originally identified as a potential candidate for appointment as a director by Spencer Stuart, an executive search firm.

Richard N. Zwern. Mr. Zwern has been a member of our Board of Directors since August 2011. Mr. Zwern was formerly the worldwide director of Executive Development at WPP, the world’s largest communications and marketing services group, from 2006 to 2021. Prior to that, he spent most of his professional career at Hill & Knowlton, the New York-based public relations and public affairs consulting firm. Mr. Zwern joined Honolulu‑based Communications‑Pacific in 1980, acquired the firm with a partner in 1983, and served as President. He led the firm for five more years following its 1989 acquisition by Hill & Knowlton and served as its Chief Executive. Mr. Zwern is a graduate of the University of Southern California and received an M.B.A. from the University of Hawai‘i. He serves on the Board of Directors of the Hawaiian Humane Society. Mr. Zwern serves as Chair of the Governance and Nominating Committee and as a member of the Compensation Committee. Mr. Zwern’s deep experience advising companies on corporate public image, crisis management and public relations allows him to provide valuable perspective on our business to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE NINE DIRECTORS THAT HAVE BEEN NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

Special Preferred Stock Designees

Mark D. Schneider. Mr. Schneider has been a member of our Board of Directors since February 2022. Throughout Mr. Schneider’s 30-year career, he has specialized in providing regulatory counsel to highly regulated organizations, including labor unions, political action agencies and telecommunications companies. Mr. Schneider previously served as general counsel for the IAM and as associate general counsel of the Service Employees International Union (“SEIU”). Prior to becoming Associate General Counsel for SEIU, he was a partner at the law firm Jenner and Block, LLC. Mr. Schneider received a B.A. from Swarthmore College (1976), a M.Phil. from Oxford University (1979), and a J.D. from Columbia Law School (1983). Mr. Schneider currently teaches at New York University School of Law. Mr. Schneider serves as a member of the Safety Committee. Mr. Schneider is the IAM’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management-Special Preferred Stock.”

William S. Swelbar. Mr. Swelbar has been a member of our Board of Directors since November 2005. Currently, Mr. Swelbar is a Research Engineer with the Massachusetts Institute of Technology’s International Center for Air Transportation. Mr. Swelbar has enjoyed a 30-year consulting career specializing in distressed labor negotiations and regulatory issues governing air transportation. Mr. Swelbar received a B.S. from Eastern Michigan University (1982) and an M.B.A. from The George Washington University (1988). Mr. Swelbar serves as a member of the Safety Committee. Mr. Swelbar is the AFA’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management - Special Preferred Stock.”

Duane E. Woerth. Mr. Woerth has been a member of our Board of Directors since May 2014 and previously served on our Board of Directors from June 2009 to October 2010. From October 2010 to December 2013, Mr. Woerth served as U.S. Ambassador to the International Civil Aviation Organization. Mr. Woerth was a co-founder of Sojern, Inc. and served as its Senior Vice President of Airlines Relations from July 2007 to September 2010. From 1999 to 2007, he served as President of the ALPA, the largest airline pilot union in the world. Prior to that, he worked as First Vice President, leading ALPA’s international aviation initiatives from 1991 to 1998. Mr. Woerth also served on the Board of Directors of Northwest Airlines from 1993 to 1999. Additionally, he has over 20 years of pilot experience with Braniff and Northwest Airlines as well as the U.S. Air Force, from which he retired with the rank of Lt. Colonel. During his career, Mr. Woerth led the Department of Transportation (“DOT”) agency review team with special emphasis on the Federal Aviation Administration and was appointed by the DOT to lead one of two teams on aircraft to propose and implement enhanced security measures following the events of September 11, 2001. Mr. Woerth received a B.S. in Accounting from the University of Nebraska (1970) and an M.A. in Public Administration from the University of Oklahoma (1975). Mr. Woerth serves as Chair of the Safety Committee. Mr. Woerth is the ALPA’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management - Special Preferred Stock.”

EXECUTIVE OFFICERS
The following table sets forth the names, ages as of April 5, 2023 and all positions and offices with the Company held by the Company’s present executive officers.

Name	Age	Position(s)
Peter R. Ingram	56	President and Chief Executive Officer of Holdings and Hawaiian
Jonathan D. Snook	56	Executive Vice President and Chief Operating Officer of Hawaiian
Shannon L. Okinaka	48	Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Executive Vice President and Chief Financial Officer of Hawaiian
Aaron J. Alter	65	Executive Vice President, Chief Legal Officer and Corporate Secretary of Holdings and Hawaiian
Theodoros Panagiotoulias	52	Senior Vice President, Global Sales and Alliances of Hawaiian

The following is information with respect to the Company’s executive officers other than Mr. Ingram, whose biographical information is included above amongst the directors’ biographies.

Jonathan D. Snook. Mr. Snook has served as the Executive Vice President and Chief Operating Officer of Hawaiian since December 2015. Previously, Mr. Snook had served as Interim Chief Operating Officer from October 2015 to December 2015. From March 2015 to September 2015, Mr. Snook worked as an independent consultant. Mr. Snook previously spent over 28 years at AMR Corporation/American Airlines, most recently as its Senior Vice President Customer Service from January 2013 to January 2014 and as its Vice President Operations Planning and Performance from March 2010 to January 2013.

Shannon L. Okinaka. Ms. Okinaka has served as the Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Executive Vice President and Chief Financial Officer of Hawaiian since May 2015. Previously, Ms. Okinaka had served as Senior Vice President, Interim Chief Financial Officer and Treasurer of Holdings and Senior Vice President and Interim Chief Financial Officer of Hawaiian from January 2015 to May 2015 and as Hawaiian’s Vice President - Controller from May 2011 to May 2015. Ms. Okinaka joined Hawaiian in September 2005 as Senior Director - Sarbanes Oxley Compliance and Special Projects. Ms. Okinaka received a Bachelor of Business Administration degree in Management Information Systems and Accounting from the University of Hawai‘i at Mānoa (1996).

Aaron J. Alter. Mr. Alter has served as the Executive Vice President, Chief Legal Officer and Corporate Secretary of Holdings and Hawaiian since January 2016. Previously, Mr. Alter was a partner at Wilson Sonsini Goodrich & Rosati, P.C., where he practiced corporate and securities law from 1990 through 2015. Mr. Alter received an A.B. in Economics and East Asian Studies from Harvard University (1979), an M.B.A from the Harvard University Graduate School of Business Administration (1985) and a J.D. from Harvard Law School (1985).

Theodoros Panagiotoulias. Mr. Panagiotoulias has served as the Senior Vice President, Global Sales and Alliances of Hawaiian since August 2014. From March 2012 to July 2014, Mr. Panagiotoulias served as the Vice President and General Manager of Sabre, Inc. Prior to that, Mr. Panagiotoulias spent 15 years at American Airlines, where he held several key leadership positions in commercial and operational activities. Mr. Panagiotoulias is a graduate of Haileybury College (1987) in Melbourne, Australia.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction

This Compensation Discussion and Analysis (“CD&A”) discusses our executive compensation policies and programs and the compensation decisions made for 2022 for our chief executive officer, chief financial officer and our other three most highly compensated employees serving as executive officers at year-end. These individuals, referred to in the securities laws as our named executive officers (“NEOs”), are:
•Peter R. Ingram, President and Chief Executive Officer
•Jonathan D. Snook, Executive Vice President and Chief Operating Officer
•Shannon L. Okinaka, Executive Vice President, Chief Financial Officer and Treasurer
•Aaron J. Alter, Executive Vice President, Chief Legal Officer and Corporate Secretary
•Theodoros Panagiotoulias, Senior Vice President, Global Sales and Alliances
Structure of CD&A

Our report is organized as follows:

1.    First, we review the business environment and summarize the most significant compensation actions taken for 2022.
2.    We then discuss our compensation process, including our philosophy, and our governance.
3.    Next, we provide an overview of our compensation structure and the elements of executive compensation.
4.    We then describe our severance and change in control benefits.
5.    Finally, we discuss certain other matters, including compensation risk, the results of our 2022 say on pay vote, and tax and accounting treatment of executive compensation.
Business Summary and 2022 Executive Compensation Decisions

Review of 2022 Business Environment

Going into 2022, our recovery from the effects of the pandemic remained challenging. Although restrictions on travel eased during 2021 and we experienced improved demand on our routes amongst the Hawaiian Islands (the “Neighbor Island routes”) and on our routes between the Hawaiian Islands and certain cities in the U.S. (the “North America routes”, and together with the Neighbor Island routes, the “Domestic routes”), routes between the Hawaiian Islands and the South Pacific, Australia, New Zealand and Asia (the “International routes”) remained particularly challenging. The chart and table below show our passenger revenue broken down between Domestic routes and International routes, with total International passenger revenue down approximately 47.2% compared to 2019.

Total operating revenue
in Billions
$2.0
$1.0
$—
2019
2020
2021
2022
Domestic
International

	Year Ended December 31,
	2019	2020	2021	2022
	(in thousands)
Domestic	$2,057,650	$640,153	$1,504,151	$2,304,522
International	774,578	204,660	92,433	336,745
Total operating revenue	$2,832,228	$844,813	$1,596,584	$2,641,267

Further recovery among our International routes was anticipated during 2022, but the timing and strength of demand recovery was uncertain. This represents a particularly significant concern for Hawaiian, as a larger share of our total passenger revenue is attributable to International routes than any other mainline U.S. passenger carrier, and our revenue is more highly dependent on non-U.S. point-of-sale. While passenger revenues of nearly all other carriers have returned to pre-pandemic levels, our dependence on International passenger revenue is a primary reason our recovery has been slower than that of other carriers. The timing and magnitude of developments with respect to restrictions on international travel by both the U.S. and international governments presented factors outside of our control and created forecasting and planning challenges. A key uncertainty for us when planning and setting 2022 compensation targets was the potential impact of decisions by the government of Japan that affect passenger travel to and from Hawaii (Japan is our largest source of international revenue); travel restrictions in place during 2021 contributed to an approximately 88% decline in Hawaiian’s international passenger revenue compared to 2019. Other factors introduced additional uncertainties into our early 2022 planning efforts, including the emergence of the Omicron variant of COVID-19 in late 2021, rapidly rising jet fuel prices beginning in January 2022; the impact of changes to the Japanese yen to U.S. dollar exchange rate; and potential risks related to cost inflation with respect to commodity prices and labor costs, including those that could result from collective bargaining agreement changes. Although we continued to face many challenges, we had several important accomplishments throughout 2022:

•Increased our operations so that we operated at 91% of our 2019 capacity, comprised of 115%, 79%, and 44% capacity on North America, Neighbor Island, and International routes, respectively.

•Resumed international flights between Honolulu, Hawaiʻi and Auckland, New Zealand, and Honolulu, Hawaiʻi and Tokyo Haneda Airport, and announced a new weekly service between Honolulu, Hawaiʻi and Rarotonga, Cook Islands commencing in May 2023.

•Signed an agreement with Amazon to operate and maintain an initial fleet of 10 Airbus A330-300 freighters to move cargo between airports near Amazon's distribution facilities starting in the fall of 2023.

•Received ratification of collective bargaining agreements with the IAM workers covering 2,500 employees and with the Transport Workers Union of America covering 55 employees.

•Recognized by Conde Nast’s 2022 Readers Choice Awards as one of The Best Airlines in the United States.

•Named by Forbes’ 2022 America's Best Employers by State rankings as Hawai'i's Best Employer.

•Awarded Travel + Leisure’s World’s Best Award as the Best Domestic Airline.

•Initiated critical capital investments in our business to further enhance the customer experience, including facilities (HNL lobby), a new passenger service system, and in-flight internet connectivity.

•Invested in our people and communities, through the hiring of 1,420 employees and building talent pipelines with key partners in our communities.

Impact of the Pandemic and CARES Act on our Compensation Decisions

Beginning in early 2020, the COVID-19 pandemic caused an unprecedented disruption in the economy, with particularly severe impacts on the travel industry. During the three years since the start of the pandemic, we have experienced extraordinary volatility in travel demand, as lockdowns and travel restrictions have relaxed, counterbalanced by emerging Delta and Omicron variants.

In 2020 and 2021, we entered into agreements with the U.S. Department of the Treasury with respect to payroll support and loan programs provided under Coronavirus Aid, Relief, and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021 (collectively referred to as the “CARES Act”). Among the conditions to participating in these programs were limits imposed on the amount of total compensation that we can pay certain Company employees, including our NEOs, through April 1, 2023. To comply with these limitations, some compensation that would have otherwise been payable to the NEOs was restructured so that such amounts would not be earned and payment would not occur until after expiration of the limits in April 2023. While we discuss these programs throughout this CD&A, these amounts will not be earned or become payable until after expiration of the CARES Act limitations, at which point they will be reported in the Summary Compensation Table beginning in 2024.

Throughout this period of uncertainty, the Compensation Committee has modified its programs to adapt to the changing environment, to retain and fairly compensate our experienced leadership and employees vital to helping us navigate this challenging period in our history, and to comply with limitations arising from our participation in the CARES Act programs.

The cornerstone of our executive compensation program is pay-for-performance. While our philosophy has not changed, the continued uncertainty facing our industry since the beginning of 2020, coupled with compensation limitations associated with our participation in government support programs (e.g., the CARES Act), necessitated several temporary adjustments to our programs. These changes were meant to address the extraordinary circumstances we faced and the need to incent and retain our management team during an unprecedented time when continuity and leadership were critical to the Company’s future. It has always been our intention to phase out these measures as our business environment become more stable. Even during this transitional period, our compensation practices continue to heavily weight compensation to reward performance. In 2022 we maintained our balanced business scorecard approach, as well as the gating financial metric introduced in 2021. Our financial metrics for the annual incentive plan were intended to align NEO compensation with the priorities of the Company as our business continued to recover from the COVID-19 pandemic; for 2022, our emphasis shifted from cash flow toward a return to profitability. Much like 2021, we were uncertain in how the global recovery would proceed, so we established targets for our financial metrics for the first half of the year in February when the annual incentive plan was established and for the second half of the year in July in order to take into account the path of recovery and, if deemed appropriate, to redirect our focus for the balance of the year.

With respect to our 2022 long-term incentive (“LTI”) program, we adopted changes in 2022 to emphasize both achieving a path toward profitability and certain important strategic initiatives. To comply with CARES Act limitations, we employed a combination of equity-based LTIs, coupled with cash-denominated LTIs for 2022. These 2022 structures are described in greater detail later in this CD&A.

We have made progress during 2022 transitioning back toward our pre-pandemic structures and have made further progress with our program designs for 2023.

Evolution of Compensation Programs Since the Start of the Pandemic

2020
•NEOs voluntarily reduced salaries by 25% to 50% from April 1 through September 30

•The Compensation Committee did not make any adjustments to pandemic-impacted awards:
◦2020 annual incentive plan payout of 0%
◦2018-2020 LTI performance plan paid at 0%
◦2019-2021 LTI performance plan was expected to pay at 30%
◦2020-2022 LTI performance plan was expected to pay at 0%

•The Compensation Committee introduces new performance-based RSUs to incent and reward a return to profitability

2021
•Annual Incentives:
◦Introduced Annual Incentive Plan funding governor
◦Substituted Cash Flow metric in place of Pre-Tax Margin
◦Introduced 1st half / 2nd half measurement periods for financial metrics (Cash Flow + Cost per Available Seat Mile (“CASM”))
◦Increased weight on customer, operational, and employee metrics

•LTIs:
◦Maintained 50% time-based / 50% performance based LTI mix
◦Substituted Absolute Total Shareholder Return (“TSR”) metric in place of Return on Invested Capital for performance based LTI

2022
•Annual Incentives:
◦Substituted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) metric in place of Cash Flow
◦Continued 1st half / 2nd half measurement periods for financial metrics (EBITDA + CASM)

•LTIs:
◦Maintained 50% time-based / 50% performance based LTI mix
◦Delivered LTI in a combination of cash and equity-denominated awards
◦Performance-based LTI metrics: 50% Absolute EBITDA + 25% Absolute TSR + 25% Strategic Initiatives

2023
•Annual Incentives:
◦Returned to full-year performance measurement periods
◦Increased weight on financial metrics to 50% (EBITDAR + CASM)

•Approved LTI Structure:
◦Reverted to pre-pandemic standard of 100% equity-denominated awards
◦Maintained 50% time-based / 50% performance based LTI mix
◦Performance-based LTI metrics: 50% Absolute EBITDAR + 50% Relative TSR

Compensation Process and Governance

Compensation Philosophy

In 2022, the Compensation Committee worked closely with Pay Governance and management to design an executive compensation program that emphasized pay-for-performance alignment with the long-term interests of our stockholders. While the design and administration of our compensation program evolves over time, our compensation philosophy reflects several key goals: (i) providing compensation opportunities competitive with organizations with which we compete for executive talent; (ii) rewarding both individual and corporate performance; and (iii) creating incentives to achieve superior financial, operational and guest service performance both in the current year and for the long-term benefit of our business. Generally, in determining the employment terms and compensation for our NEOs, the Compensation Committee reviews publicly available information as described under the subheading “Compensation Market Data” below; assesses our overall financial condition and that of the airline industry; and consults with its independent compensation consultant and with outside executive compensation counsel. When making decisions regarding compensation of NEOs other than our Chief Executive Officer, our Compensation Committee consults with our Chief Executive Officer. In addition to reviewing available compensation market data, the Compensation Committee may also consider other factors, including each officer’s roles, responsibilities, experience, specific skills and talents, historical performance and potential, as well as how our location and relatively high cost of living impacts our ability to attract and retain critical talent.

The cornerstone of our executive compensation program is pay-for-performance and therefore most of our NEOs’ compensation opportunity is performance-based or “at risk.” Although certain features of our program design and practices in 2022 were modified to factor in business uncertainty and CARES Act compliance, the core tenets of our philosophy remain the same. The primary objectives of our compensation programs, including our executive compensation program, are to attract, retain and motivate the best people available to help the Company achieve its long-term goals and objectives. Our executive compensation program rewards achieving goals set for the Company and those set for individual executives. We reward performance that meets or surpasses these established goals to align the interests of our executives with the long-term interests of our stockholders and to provide adverse consequences when goals are not achieved. We also seek to ensure that the total compensation opportunity provided to our executives remains competitive relative to the compensation paid to similarly situated executives in the market and among our peer companies, considering the relatively high cost of living and challenges of attracting individuals and their families to the Company, often from a considerable distance.

Compensation Advisers

The Compensation Committee is responsible for setting NEO compensation and engages the independent compensation consulting firm of Pay Governance LLC (“Pay Governance”) to assist it in executive compensation matters. Pay Governance provides no other services to the Company besides its service to the Compensation Committee. The Compensation Committee considered the independence of Pay Governance under Nasdaq and SEC rules and determined there was no conflict of interest which would affect the independence of Pay Governance’s advice to the Compensation Committee.

The Compensation Committee is also regularly advised by the Company’s primary corporate outside legal counsel, Wilson Sonsini Goodrich & Rosati, P.C. (“Wilson Sonsini”). The Compensation Committee considered the independence of Wilson Sonsini under Nasdaq and SEC rules and determined there was no conflict of interest which would affect the independence of Wilson Sonsini’s advice to the Compensation Committee.

The Compensation Committee reassesses the independence of its advisers on an annual basis.

Compensation Market Data

In November 2021, the Compensation Committee reviewed a market positioning study conducted by Pay Governance, and considered the information provided in this study when it established 2022 compensation levels for the NEOs. Although this market data was considered, no compensation decisions were based solely on benchmarking to a particular level of compensation. In making these determinations, the Compensation Committee also considered data from (1) an “industry” peer group of nine similarly-sized airlines and other companies in the transportation industry; (2) transportation industry survey data covering executive and other industry-specific roles; (3) general industry survey data derived from similarly-sized and other companies; and (4) national cost of living data. Pay Governance also regularly reported to the Compensation Committee regarding actions taken by other airlines and companies affected by both the pandemic and the CARES Act with respect to compensation and retention matters so that the Compensation Committee could take into account this information.

We consider these nine companies to be our industry peers: Air Canada, Air Transport Services Group Inc., Alaska Air Group, Inc., Allegiant Travel Company, Atlas Air Worldwide Holdings, Hub Group Inc., JetBlue Airways Corporation, SkyWest, Inc., and Spirit Airlines, Inc. The Compensation Committee also considered compensation data from four other major independent airlines in the United States: American Airlines Group, Inc., Delta Airlines, Inc., Southwest Airlines Co.,

and United Continental Holdings, Inc., for benchmarking pay practices and company performance. The Compensation Committee recognizes these airlines are substantially larger than the Company, so the Compensation Committee did not rely upon compensation data from this group of companies to benchmark NEO pay.

Finally, the Compensation Committee reviews state of Hawaii compensation trends by monitoring the executive compensation practices and pay levels at four publicly-traded Hawaiian companies: Alexander and Baldwin Inc., Bank of Hawaiʻi Corporation, Hawaiian Electric Industries, Inc., and Matson, Inc.

Role of Management

The Chief Executive Officer makes recommendations to the Compensation Committee as to the base salary and incentive compensation of all executive officers other than himself which the Compensation Committee considers in its deliberations. The Compensation Committee annually reviews the base salary of the Chief Executive Officer which may be increased by the Compensation Committee in its sole discretion. Other than the Chief Executive Officer, no executive officer participates in setting compensation for our NEOs, although our Chief Financial Officer and Senior Vice President-Human Resources assist by providing relevant financial performance and historical compensation data to the Compensation Committee for their consideration in deciding upon executive compensation.

Good Compensation Governance Practices

Our Compensation Committee is committed to implementing good executive compensation governance practices as appropriate for our business. The following are examples of some of our good compensation governance practices and some important things we do not do.

Things We Do	Things We Don’t Do
Annual “Say on Pay” advisory vote	No single trigger equity acceleration
Cap the upside potential for our annual incentive compensation payouts	No golden parachute excise tax gross ups
Stock ownership and share retention guidelines for our executive officers and non-employee directors	Minimal perquisites for officers
A substantial portion of our executive officers’ equity awards are subject to performance-based vesting, including a component based on total shareholder return	No pledging, hedging, short sales, or trades in derivative securities of our shares allowed
Compensation Committee directly engages an independent compensation consultant who does no other work for the Company
Annual assessment of compensation related risk
Clawback policy so the Company may recover certain compensation in the event of certain financial restatements
Compensation Recovery Policy (Clawback)

On the recommendation of the Compensation Committee, the Board of Directors adopted our “Recoupment Policy Relating to Incentive Compensation of Participants” for any bonus or incentive compensation paid after January 1, 2009. Under this clawback policy, if any incentive compensation paid to a participant in our annual incentive plan, including executive officers, was calculated based on the achievement of financial results that were later required to be restated, and, if the individual executive officer engaged in any fraud or misconduct that caused or contributed to the need for such restatement, the Board of Directors will require reimbursement, in all appropriate cases, from the executive officer of any portion of the incentive compensation that exceeds the amount that would have been awarded had the financial results been properly reported, as determined by the Board of Directors or a committee thereof. Our policy does not authorize recovery of any incentive compensation awarded more than two years prior to the date of the applicable financial restatement.
Determination of Equity-Based Award Grant Dates
The Compensation Committee has discretion to determine the time and amount of any equity-based awards but has generally granted equity-based compensation (i) shortly after a new executive’s start date; and (ii) once per year under the

Company’s stock incentive plan. For discretionary equity-based awards to NEOs other than the Chief Executive Officer, awards are recommended by the Chief Executive Officer to the Compensation Committee for its consideration and approval. The Compensation Committee endeavors to avoid granting equity-based awards in advance of the release of news that might affect the price of our Common Stock.

Structure of Compensation and Compensation Elements

Long-Term Incentive
Element	Base Salary	Annual Incentive Plan	Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units	Other Compensation
Description	Ongoing cash compensation	Annual cash bonus payable with target amounts split between individual and company performance. Ranges between 0% and 200% of target	Awards vest in three annual tranches	Awards are earned over a three-year period and range between 0% and 200% of the target amount. If not employed on the date that vesting is determined, generally no right to payment	Minimal perquisites Travel privileges in line with industry norms Competitive severance and change-in-control benefits
Purpose	Attract and retain talent. Designed to be market competitive and provide a stable level of income	Motivate achievement of short-term individual and Company objectives	Provide an element of compensation to enhance retention and align compensation with stockholder interests	Motivate long-term focus on financial results, enhance retention, and align compensation with stockholder interests	Attract and retain talent through industry-competitive perquisites and benefits
Who Receives	All officers, including NEOs
When Determined and Paid	Reviewed annually and paid throughout year	Target opportunities reviewed annually; earned awards paid in Q1 of the following year	Target opportunities reviewed annually; award vests ratably in Q1 of each of three following years	Target opportunities reviewed annually, to the extent earned in Q1 after a three-year performance period	Reviewed regularly; flight benefits paid throughout year with severance and change in control benefits paid in the event of certain terminations of employment
How Delivered	Cash		Cash and/or Equity		Various
Performance/Vesting Measurement Period	Not applicable	One year (with some financial metric targets established separately for the first half and second half of 2022)	Three annual tranches	Three-year measurement period
Performance Measured	Individual performance aligned with business strategy	Scorecard with elements addressing financial and operational performance as well as an individual performance element		Combination of Absolute EBITDA, Absolute TSR, and Strategic Initiative goals

The Compensation Committee exercises its judgment to allocate total compensation among the foregoing elements in order to provide the appropriate mix of long-term/short-term and cash/non-cash compensation. Factors the Compensation Committee considers in making this determination include overall market competitiveness; the motivational value our executives place on the various forms of compensation; the tax, economic and financial impact associated with providing such compensation; and whether providing such compensation will help us achieve our long-term corporate objectives.

Annual Base Salary

Base salaries for our NEOs generally are designed to be competitive in the marketplace for executives of comparable talent and experience, are based on each named executive officer’s responsibilities and are subject to adjustment based upon individual and Company performance. The base salary of each NEO for 2021 and 2022 is listed below.

Named Executive Officer	2021 Base Salary	2022 Base Salary
Peter R. Ingram, President and Chief Executive Officer	$675,000	$745,000
Jonathan D. Snook, Executive Vice President and Chief Operating Officer	$520,000	$560,000
Shannon L. Okinaka, Executive Vice President, Chief Financial Officer and Treasurer	$475,000	$525,000
Aaron J. Alter, Executive Vice President, Chief Legal Officer and Corporate Secretary	$440,000	$475,000
Theodoros Panagiotoulias, Senior Vice President, Global Sales and Alliances	$345,000	$382,000

Short-Term Incentive Compensation

Short-term incentive compensation is based on an annual performance incentive plan. 2022 annual performance incentives were designed based on our 2016 Management Incentive Plan (the “2016 Incentive Plan”), which was approved by stockholders at our 2016 annual meeting of stockholders.

The Compensation Committee, Chief Executive Officer, Chief Financial Officer and Senior Vice President-Human Resources, with advice from Pay Governance, collaborated in determining the financial and non-financial performance criteria to be used for the Company’s annual incentive compensation plan. In 2022, the achievement of financial and non-financial corporate performance goals was weighted 30% for corporate financial performance goals and 70% for corporate non-financial performance goals. Attainment of corporate and individual performance goals at 100% of the target level would cause payment of the NEOs’ bonuses at the target level, and payments would be adjusted for achievement above or below the target levels under the plan.

In 2022, Mr. Ingram’s individual performance was weighted at 20% and corporate performance was weighted at 80%, while the remainder of our NEOs had their individual performance weighted at 25% and corporate performance weighted at 75%. The maximum any of our NEOs could potentially earn was 200% of his or her target incentive.

As the Company continued its recovery from the impact of the COVID-19 pandemic, the financial goals selected were established based on cost measures and a path to profitability. Because of business variability as the Company returned to full schedules, forecasting with respect to profitability was difficult at the time goals were set, but cost measures remained within the Company’s control and more predictable (although there is some unit cost variability based on what capacity is deployed based on underlying demand—as more flights are scheduled and flown, the fixed costs are spread across more available seat miles, decreasing the cost per available seat mile). Because of the impact of the transition from the COVID-19 pandemic recovery on the Company’s forecasting, the financial performance goals were set for the first half of the year in February and for the second half of the year in July. The financial targets reflect the then-current expectations based on the Company’s plans.

The non-financial performance measures included refinements to employee sentiment measures designed to better assess how well the Company’s purpose and values have been embedded into our culture. and to our baggage irregularity metric to measure our performance against the Company’s monthly operational goals.

The performance goals and the 2022 targets established by the Compensation Committee are described in the tables below, including the relative weight given each category.

Category	Weight	Measurement Period	Threshold	Target (100% Payout)	Maximum	Actual
Financial Performance Goals
Cost per Available Seat Mile, excluding fuel and special items (CASM) [Absolute v. approved budget]	5%	Jan-Jun 2022	10.95¢	10.43¢-10.53¢	<10.19¢	10.82¢
	5%	Jul-Dec 2022	10.76¢	10.24¢-10.35¢	<10.01¢	10.45¢
Adjusted EBITDA (in millions) [Absolute v. approved budget]	10%	Jan-Jun 2022	($210)	($130)-($100)	>($50)	($91.2)
	10%	Jul-Dec 2022	($80)	($30)-$10	>$60	$89.0
Non-Financial Performance Goals
Customer Satisfaction [Net Promoter Score]	20%	FY2022	49	56.5-60.8	>66.6	50.2
Employee Sentiment 1 Familiar with Company Values [Na Leo Score]	10%	FY2022	50	81-83	>95	82
Employee Sentiment 2 Live the Company Values [Na Leo Score]	10%	FY2022	30	50-69	>85	59
On-Time Arrivals (# of Months Ranked #1) [Compared to other carriers]	15%	Nov 2021 - Oct 2022	1	5-7	12	4
Handling (Baggage Irregularity Reports) [Avg. of monthly scorecard]	15%	FY2022	4.75	2.34-3.25	<1.75	*
*Each month the monthly Baggage Irregularity Report result was evaluated based on this scale to get a score for the month. The average of those monthly scores was .65 and that factored into the weighted average result shown below.

Cost per available seat mile, excluding fuel and special items, can be calculated by subtracting aircraft fuel, and special items from operating expenses, each as reported in the financial statements in the Company’s Annual Report, filed on February 15, 2023, and dividing by available seat miles. Adjusted EBITDA is the Company’s earnings before interest, taxes, depreciation, and amortization, and can be calculated by adding the Company’s interest expense, depreciation and amortization expense to its adjusted income before income taxes, each as reported in the financial statements in the Company’s Annual Report, filed on February 15, 2023, and excluding costs associated with new collective bargaining agreements, special items and adjustments reported in earnings releases, and any payments to be made under the 2022 incentive payment plans.

The corporate performance portion of our annual incentive was additionally subject to a funding gate, which provided that no payment would be made if the Company’s Adjusted EBITDA for 2022 reflects a loss of more than $225M.

The weighted average result of the metrics described above was 82%, resulting in the Company portion of the annual incentive compensation plan being earned at 82%.

The Compensation Committee evaluated the individual performance of our Chief Executive Officer based on its review of Mr. Ingram’s performance relative to the Company’s strategic objectives and the Company’s overall performance. The Chief Executive Officer established the criteria upon which to evaluate the individual performance of each of the other NEOs. Individual objectives for each of the NEOs other than the Chief Executive Officer reflect each NEO’s departmental and corporate responsibilities. Ms. Okinaka’s individual performance objectives were related to the Company’s financial performance. Mr. Snook’s individual performance objectives were related to the Company’s operational performance. Mr. Alter’s individual performance objectives were related to the Company’s law department, government affairs and corporate real estate operations. Mr. Panagiotoulias’ individual performance objectives were related to the Company’s global sales.

Regarding individual performance, Mr. Ingram evaluated each other NEO’s performance during 2022 and recommended overall individual performance scores to the Compensation Committee for approval based on his assessment of each NEO’s performance relative to his or her individual objectives. The score for Mr. Ingram was based on the Compensation Committee’s assessment of Mr. Ingram’s overall performance, considering the Company’s performance relative to its peers.

Based on his or her individual performance scores and the Company’s performance relative to the financial and non-financial corporate performance goals, each NEO’s preliminary annual incentive was calculated as shown in the Summary Compensation Table below.

Long-Term Incentive Compensation

The Compensation Committee believes that LTI awards help to effectively align economic rewards to our executives with the interests of our stockholders. Historically, these awards were comprised entirely of equity-based awards, granted by the Compensation Committee to our NEOs after considering the recommendations of our Chief Executive Officer (except regarding his own awards). Due, in part, to limitations associated with the CARES Act, portions of 2022 awards were denominated and payable in stock, with an additional portion denominated and payable in cash.

2022 Long-Term Incentive Compensation

The Compensation Committee, following consultation with Pay Governance, made LTI grants to all executives in February 2022, with the value of such grants based on its view of comparative market data, the performance of the executive, and for individuals other than our CEO, the recommendations of our CEO.

Named Executive Officer	2021 LTI Amount	2022 LTI Amount
Peter R. Ingram, President and Chief Executive Officer	$1,900,000	$2,625,000
Jonathan D. Snook, Executive Vice President and Chief Operating Officer	975,000	1,000,000
Shannon L. Okinaka, Executive Vice President, Chief Financial Officer and Treasurer	750,000	1,000,000
Aaron J. Alter, Executive Vice President, Chief Legal Officer and Corporate Secretary	625,000	850,000
Theodoros Panagiotoulias, Senior Vice President, Global Sales and Alliances	320,000	425,000

Consistent with our historical practice and philosophy, 50% of 2022 LTI awards were subject to performance-based vesting conditions, with the remaining 50% subject to time-based conditions. Following extensive deliberations, the Compensation Committee determined to move away from a single performance metric based on TSR to using a multi-metric approach in 2022:

•There are significant strategic initiatives the Company needs to execute on during the next three years, all of which will require significant time and effort from senior management. These initiatives include the implementation of a new passenger service system; execution of the Company’s fleet plan; progress toward sustainability milestones; and progress toward in-flight connectivity for the Company’s entire fleet.

•Further incenting a long-term focus on profitability is important for shareholder value creation. The measures based on absolute profitability will pay out at the maximum level only if the Company returns to pre-COVID profitability and the measures based on relative profitability will pay out at the maximum level only if the Company’s performance is the best among the ten ranked carriers.

•Continued use of TSR ensures alignment with stockholders.

The performance-based component of the LTI become eligible to vest at the first regularly scheduled Compensation Committee meeting in 2025 assuming continued employment through such date.

Overview of 2022 Long-Term Incentive Program

50% Performance-Based LTI Awards vest, to the extent earned, after conclusion of the 3-year performance period, assuming continued service through the vesting date			50% Time-Based LTI Awards vest ratably over 3-years
50% Absolute Profitability	25% Absolute TSR	25% Strategic Initiatives	100% Service-Based Vesting
•Rewards for achieving path to profitability •Target performance corresponds with achieving Adjusted EBITDA comparable to pre-pandemic results	•Rewards for continued stock price recovery •Target performance corresponds with annualized TSR returns of 10% (~33% cumulative return) over the performance period	•Rewards for performance across several key operational and ESG initiatives	•Supports retention •RSU portion of award supports alignment with shareholders through stock price performance
•Delivered via mix of equity- and cash-denominated vehicles	•Equity-denominated	•Cash-denominated	•Delivered via mix of equity- and cash-denominated vehicles

As indicated, 2022 LTI awards were delivered through a combination of equity- and cash-denominated vehicles to maintain compliance with the CARES Act limitations.

Named Executive Officer	Total 2022 LTI Amount	Percentage Performance Based	Cash Portion	Stock Portion
Peter R. Ingram	$2,625,000	50%	$1,210,000	$1,415,000
Jonathan D. Snook	1,000,000	50%	180,000	820,000
Shannon L. Okinaka	1,000,000	50%	400,000	600,000
Aaron J. Alter	850,000	50%	250,000	600,000
Theodoros Panagiotoulias	425,000	50%	250,000	175,000

Absolute Profitability (50% of Performance-Based LTI)

As previously discussed, we face a unique set of challenges relative to other mainline U.S. passenger carriers due to our proportionately greater dependence on International passenger revenue, particularly non-U.S. originating passenger revenue. We believe this dependency has contributed to our relatively slower recovery in comparison to other airlines. Still, as we recognize the importance of successfully progressing along the path to profitability, half of our 2022 performance-based LTIs are to be earned based on delivering financial results on behalf of shareholders. In support of this, for 2022 we introduced a new metric rewarding our leadership for returning to pre-pandemic profitability levels.

The table below summarizes the performance goals and historical performance context considered by the Compensation Committee at the time the plan was adopted.

Vesting Percentage	0%	50%	100%	150%	200%
2024 Adj. EBITDA Goal Considerations	Below Breakeven	Breakeven	2019 Adj. EBITDA	2017 Adj. EBITDA (highest ever)	~20% above 2017 Adj. EBITDA

Absolute TSR (25% of Performance-Based LTI)

For purposes of the TSR calculation, TSR is defined as the ending share price plus cumulative dividends paid, minus the beginning share price, divided by the beginning share price. The beginning share price is $20.24, the Company’s volume-weighted average price for the fourth fiscal quarter of 2021 and the ending share price will be the volume-weighted average price for the fourth fiscal quarter of 2024. The quotient of that calculation will then be annualized over the 3-year performance period with the result compared to the following table and the percent vested result linearly interpolated between levels. For 2022, we retained the same payout structure as our 2021 awards, with thresholds, target, and maximum award payouts recalibrated based on our volume weighted average price (“VWAP”) during the 4th quarter of 2021.

2022 Absolute TSR Performance Schedule			Goal Considerations
Annualized TSR	Price Equivalent	% of Shares Earned
-10%	$14.75	0%	~35% above lowest 30-day VWAP since the start of the pandemic
0%	$20.24	50%	Calibration Point = Q4 2021 VWAP
10%	$26.94	100%
20%	$34.97	150%	~15% above highest 30-day VWAP since 2018

In consideration of the potential for continued significant price fluctuations, the Compensation Committee incorporated design attributes intended to protect the interests of shareholders:

•Stock price performance would only be assessed during Q4 2024, to align with stockholders’ return performance over the next three years.

•The maximum payout opportunity under TSR component was reduced to 150%.

Strategic Initiatives (25% of Performance-Based LTI)

As previously mentioned, there are significant strategic initiatives on which the Company needs to successfully deliver over the next several years, all of which will require significant time and effort from senior management. These initiatives include:

•Implementation of a new passenger service system without operational disruptions.

•Execution of the Company’s fleet plan in response to both evolving passenger and cargo opportunities.

•Progress toward sustainability milestones, including expanded climate disclosures, use of SAF, and development of a carbon-reduction model.

•Installation of in-flight internet connectivity for the fleet.

At the conclusion of the performance period, each of these initiatives will be independently scored based on the Board of Directors' assessment of performance relative to defined timeline, cost, and quality-based parameters.

2022 Retention Cash Awards

As discussed previously, as a result of our participation in the CARES Act, certain limits were imposed on the amount of total compensation that we can pay certain Company employees, including our NEOs, through April 1, 2023. To comply with these limitations, some compensation that would have otherwise been payable to the NEOs was restructured so that such amounts would not be earned and payment would not occur until after expiration of the limits in April 2023.

To manage these situations, in 2022, we introduced a new “at-risk” cash retention award. These cash retention awards are intended to support the retention and motivation of key leaders to remain with the Company and to counter the competitive risk of these individuals leaving the company. When determining the size of these awards, the Compensation Committee considered the direct impact of the CARES Act limitations on compensation and retention challenges associated with the expected extended recovery among both the Company and the broader industry. The Compensation Committee considered these awards to be fully at risk, as they were dependent upon the lapse of the CARES Act compensation limitations and the continued employment of the individual.

The following time-based cash retention awards were awarded by the Compensation Committee in early 2022 and vest based on continued service into April 2023.

Named Executive Officer	April 2023 Retention Award
Peter R. Ingram	$665,000
Jonathan D. Snook	200,000
Shannon L. Okinaka	215,000
Aaron J. Alter	75,000
Theodoros Panagiotoulias	65,000

Perquisites and Other Personal Benefits

Our executives are entitled to the general benefits available to all employees (including our health and welfare benefit plans). Additionally, our NEOs are eligible for certain additional benefits the Compensation Committee believes are reasonable and consistent with market norms. These include an executive long-term disability plan, travel privileges on non-chartered flights, and limited reimbursement of certain taxes imposed on the value of these flight benefits. See the footnotes to the Summary Compensation Table below for additional details.
Retirement and Post-Employment Benefits

The Compensation Committee believes that severance and change in control benefits provide a valuable retention tool for its NEOs. Accordingly, we offer limited arrangements that provide certain post-employment benefits to properly plan for and alleviate concerns that may arise in the event of a separation from service and to enable our executive officers to remain focused on their Company duties while employed by us. These benefits include company contributions under our retirement savings plan, severance and change-in-control agreements, and post-retirement travel benefits.
Double-Trigger Vesting Acceleration

The Company offers change in control benefits in order to provide each NEO with an incentive to remain with the Company through a potential period of uncertainty in connection with a change-in-control transaction. Equity awards granted to our NEOs will accelerate vesting only if termination of employment occurs in certain circumstances in anticipation of or following a change in control, or a “double-trigger,” and do not provide for “single-trigger” change-in-control vesting.
Severance Benefits for Named Executive Officers

In December 2016, the Compensation Committee approved severance and change in control agreements with each of our NEOs (each, a “Severance Agreement” and collectively, the “Severance Agreements”). Each Severance Agreement has a three-year term from its effective date and renews automatically for additional one-year terms unless either party provides the other party with written notice of nonrenewal at least 60 days prior to automatic renewal. When he assumed the role of CEO in 2018, Mr. Ingram’s severance benefits were enhanced as described below.

Under the Severance Agreements, if, within the period beginning three months prior to and ending 18 months following a change in control, a NEO’s employment with the Company is terminated by the Company for a reason other than cause, death, or disability, or the executive terminates his or her employment with the Company for good reason, then, subject to the effectiveness of a release of claims in a form acceptable to the Company, such NEO will receive these benefits:
(i) A lump sum payment equal to 24 months of his or her base salary (36 months for Mr. Ingram);
(ii) A lump sum payment equal to 200% of his or her target annual bonus (300% for Mr. Ingram);
(iii) A pro-rated annual bonus for the year of termination equal to the annual bonus that the executive would have received based on corporate achievement against goals with any portion based on individual performance determined at the target level;
(iv) In lieu of subsidized COBRA or other benefits, and payable whether or not the executive elects COBRA coverage, continued payments of $3,000 per month for 24 months; and

(v) 100% of all outstanding LTI awards granted to the executive will immediately vest. If an outstanding LTI award is based on performance criteria, then the equity award will vest as to 100% of the LTI award assuming the performance criteria have been achieved at target levels for the performance period(s), unless otherwise provided in the agreement relating to such award.

Under the Severance Agreements, if the NEO’s employment is terminated by the Company for a reason other than cause, death, or disability or the executive terminates his or her employment for good reason and such termination does not occur within the period beginning three months prior to and ending 18 months following a change in control, then, subject to the effectiveness of a release of claims in a form acceptable to the Company, such NEO will receive these benefits:
(i) A lump sum payment equal to 12 months of his or her base salary;
(ii) A pro-rated annual bonus for the year of termination determined as described above; and
(iii) In lieu of subsidized COBRA or other benefits, and payable whether or not the executive elects COBRA coverage, continued payments of $3,000 per month for 12 months.
The benefits payable to each named executive upon termination or a change in control under their agreements as if the event occurred on December 31, 2022 are reported under the heading “Potential Payments Upon Termination or Change in Control,” below.
Stock Ownership Guidelines; Policies Against Hedging the Risk of Stock Ownership

In February 2011, the Company adopted stock ownership guidelines to further align the interests of the Company’s executive officers and non-employee directors with the interests of the Company’s stockholders. Each executive officer is expected to accumulate and hold a number of shares of the Company’s Common Stock with a value equal to or greater than the lesser of (i) a specified multiple of his or her annual base salary; and (ii) the number of shares determined by dividing the dollar amount of that specified multiple by the closing sales price of the Company’s Common Stock on February 7, 2011 for individuals who were executive officers on such date (or the closing price on the first day they became executive officers if they were not executive officers on that date), and to maintain at least this amount throughout his or her tenure as an executive officer. In November 2022, the Chief Executive Officer multiple was increased from 3 times base salary to 5 times base salary. The base salary multiples are:

Executive Officer Category	Base Salary Multiple
Chief Executive Officer	5 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents	1 times base salary
These guidelines also apply to any newly hired executive officers.

Our non-employee directors are expected to accumulate and hold a number of shares of the Company’s Common Stock with a value equal to or greater than the lesser of (i) three times his or her annual retainer for service on the Board of Directors (excluding additional retainers associated with committee or chairman service, if any); and (ii) the number of shares determined by dividing the dollar amount determined in (i) by the closing sales price of the Company’s Common Stock on February 7, 2011 for individuals who were non-employee directors on such date (or the closing price on the first day they became non-employee directors if they were not non-employee directors on that date), and to maintain this minimum amount throughout his or her tenure on the Board of Directors. Similar guidelines apply to any newly elected non-employee directors.

The stock ownership guidelines are expected to be achieved within five years from the date service commences for new executive officers and non-employee directors. Until the guidelines are achieved, our executive officers and non-employee directors must retain at least 50% of the net after-tax shares received from the delivery of full-value awards. Each of our NEOs is in compliance with the stock ownership guidelines.

Our insider trading policy prohibits our directors, officers and other employees from engaging in short sales and transactions in publicly-traded options, such as puts and calls, and other derivative securities of the Company’s stock, including hedging their ownership of Company securities or similar transactions designed to decrease the risks associated with holding Company securities. Stock options, stock appreciation rights and other securities issued pursuant to our benefit plans or other compensatory arrangements with us are not subject to this prohibition. Our insider trading policy also prohibits pledging our shares as security for a loan.

Risk Assessment

The Compensation Committee regularly evaluates the potential risks inherent in the Company’s executive and non-executive compensation programs. Most recently, in February 2022, the Compensation Committee evaluated the Company’s executive and non-executive compensation programs, in discussions with management, Pay Governance and Wilson Sonsini and concluded that:
•Incentive plans are well-aligned with compensation design principles that generally follow best practices;
•Compensation plans and policies are evaluated at least annually and monitored by an independent compensation committee with the authority to amend or terminate such plans or policies at any time;
•The Compensation Committee avails itself of independent advisors, who report directly to the Compensation Committee to assist in the oversight function;
•Management incentives (cash and equity) have capped potential award opportunities for all participants and plan performance measures emphasize financial and operation metrics to create a balanced approach to paying incentives;
•The Company's equity incentive plans are carefully managed as to participation, allocation of individual awards, and equity expenditure rates;
•Equity awards have multi-year vesting periods with performance vesting criteria on one-half the new equity awards;
•Severance plans are closely managed and do not provide excessive benefits;
•Stock ownership and retention guidelines exist to encourage management and non-employee director ownership in the Company and alignment of their interests with those of stockholders; and
•A clawback provision exists with respect to the Company’s management incentive plans if certain financial statement restatements occur.
Based on this analysis, the Compensation Committee determined that the Company’s compensation policies and programs were not likely to create risks that would have a material adverse effect on the Company.
2022 Say-on-Pay Advisory Vote; Frequency of Say-on-Pay Advisory Vote

On May 18, 2022, we held a stockholder advisory vote to approve the compensation of our NEOs, commonly referred to as a “Say-on-Pay” vote. Our stockholders approved the compensation of our NEOs, with approximately 89.90% of stockholder votes cast “for” our 2021 “Say on Pay” resolution. This result was considered by the Compensation Committee as it prepared for and participated in its shareholder outreach and engagement efforts.
Tax and Accounting Treatment
Section 162(m)

Under Section 162(m) of the Internal Revenue Code of 1986, as amended and related regulations of the Internal Revenue Service, the Company generally receives a federal income tax deduction for compensation paid to our chief executive officer and our other NEOs only with respect to amounts up to $1 million during any year. Favorable tax treatment of the elements of our compensation program is a relevant consideration in their design. However, the Company and the Compensation Committee have placed a higher priority on structuring flexible compensation programs to promote the recruitment retention and performance of key executives than on maximizing tax deductibility.

Accounting Treatment
The Company accounts for stock-based compensation under the requirements of ASC 718. The Company also considers ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.
Compensation Committee Report
The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis, which appears in this Proxy Statement, with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee Crystal K. Rose, Chairperson Michael E. McNamara Craig E. Vosburg Richard N. Zwern
April 5, 2023

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding compensation paid during the fiscal years ended December 31, 2022, 2021, and 2020, as applicable, to (1) the Chief Executive Officer, (2) the Chief Financial Officer, and (3) the three most highly compensated executive officers, for fiscal year 2022, other than the individuals serving as our Chief Executive Officer and Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Peter R. Ingram	2022	736,250	—	1,460,368	756,276	42,760(3)	2,995,654
President and Chief	2021	675,000	—	1,944,900	430,120	41,633	3,091,653
Executive Officer	2020	497,500	—	2,432,940	—	48,888	2,979,328

Jonathan D. Snook	2022	555,000	—	848,697	514,762	41,832(4)	1,960,291
Executive Vice President and	2021	520,000	—	998,048	491,600	41,215	2,050,863
Chief Operating Officer	2020	422,333	—	1,243,600	—	40,129	1,706,062

Shannon L. Okinaka	2022	518,750	—	619,419	336,539	43,632(5)	1,518,340
Executive Vice President,	2021	475,000	—	767,717	281,078	41,348	1,565,143
Chief Financial Officer	2020	410,781	—	1,016,969	—	46,250	1,474,000
and Treasurer

Aaron J. Alter	2022	470,625	—	619,643	305,318	43,417(6)	1,439,003
Executive Vice President,	2021	440,000	—	639,777	363,900	41,909	1,485,586
Chief Legal Officer and	2020	376,125	—	891,072	—	52,886	1,320,083
Corporate Secretary

Theodoros Panagiotoulias	2022	372,722	—	180,454	198,258	99,764(7)	851,198
Senior Vice President	2021	345,000	—	184,244	210,310	141,727	881,281
Global Sales and Alliances	2020	323,012	—	459,094	—	28,907	811,013

(1)    Represents the grant date fair value of service and performance-based RSU awards, as calculated in accordance with FASB ASC 718, and reflects the aggregate grant date fair value of the 2022 performance-based RSUs granted based on their probable outcome. If the performance-based awards were earned at maximum, the grant date fair value would be as described in the “Maximum Grant Date Fair Value” table below.

Named Executive Officer	Maximum Grant Date Fair Value
Peter R. Ingram	$2,008,568
Jonathan D. Snook	1,164,358
Shannon L. Okinaka	859,129
Aaron J. Alter	868,957
Theodoros Panagiotoulias	241,819
(2)    The dollar amount was earned in the year in which it is reported in the table, but it was paid in the following year.
(3)    This amount includes (i) the Company’s contributions to Mr. Ingram’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $1,207, and (iv) the aggregate incremental cost to the Company of such flight benefits.
(4)    This amount includes (i) the Company’s contributions to Mr. Snook’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $279, and (iv) the aggregate incremental cost to the Company of such flight benefits.
(5) This amount includes (i) the Company’s contributions to Ms. Okinaka’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $2,314, and (iv) the aggregate incremental cost to the Company of such flight benefits.

(6) This amount includes (i) the Company’s contributions to Mr. Alter’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $1,871, and (iv) the aggregate incremental cost to the Company of such flight benefits.
(7) This amount includes (i) contributions for Mr. Panagiotoulias’ housing allowance in the amount of $63,126, and (ii) paid insurance premiums.
Grants of Plan-Based Awards

The following table shows information regarding grants of awards that we made during the fiscal year ended December 31, 2022 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards		Estimated Future Payouts under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards(1)
		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	($)
Peter R. Ingram	2/8/2022(2)	—	—	—	38,682	—	748,110
	2/23/2022(3)	—	—	—	17,736	26,604	328,116
	2/23/2022(4)	—	—	—	20,742	41,484	384,142
		1,270,000(5)	—	—	—	—	—
		276,875	553,750(6)	—	—	—	—
		328,125	656,250(7)	—	—	—	—
		894,000	1,788,000(8)	—	—	—	—
Jonathan D. Snook	2/8/2022(2)	—	—	—	24,330	—	470,542
	2/23/2022(3)	—	—	—	6,757	10,136	125,005
	2/23/2022(4)	—	—	—	13,669	27,338	253,150
		255,000(5)	—	—	—	—	—
		125,000	250,000(7)	—	—	—	—
		560,000	1,120,000(8)	—	—	—	—
Shannon L. Okinaka	2/8/2022(2)	—	—	—	16,402	—	317,215
	2/23/2022(3)	—	—	—	6,757	10,136	125,005
	2/23/2022(4)	—	—	—	9,568	19,136	177,199
		415,000(5)	—	—	—	—	—
		75,000	150,000(6)	—	—	—	—
		125,000	250,000(7)	—	—	—	—
		393,750	787,500(8)	—	—	—	—
Aaron J. Alter	2/8/2022(2)	—	—	—	16,402	—	317,215
	2/23/2022(3)	—	—	—	5,743	8,615	106,246
	2/23/2022(4)	—	—	—	10,593	21,186	196,182
		200,000(5)	—	—	—	—	—
		18,750	37,500(6)	—	—	—	—
		106,250	212,500(7)	—	—	—	—
		356,250	712,500(8)	—	—	—	—
Theodoros Panagiotoulias	2/8/2022(2)	—	—	—	4,784	—	92,523
	2/23/2022(3)	—	—	—	2,872	4,308	53,132
	2/23/2022(4)	—	—	—	1,879	3,758	34,799
		190,000(5)	—	—	—	—	—
		71,875	143,750(6)	—	—	—	—
		53,125	106,250(7)	—	—	—	—
		267,075	534,150(8)	—	—	—	—

(1) This column reports the fair value of each RSU grant calculated in accordance with ASC 718.

(2) As described in the “Compensation Discussion and Analysis” section above, each NEO was granted service-based RSUs on February 8, 2022 pursuant to the Company’s 2015 Stock Incentive Plan that typically vest at the rate of one third per year beginning on the first anniversary of the date of grant.
(3) As described in the “Compensation Discussion and Analysis” section above, each NEO was granted RSUs on February 23, 2022 pursuant to the Company’s 2015 Stock Incentive Plan that are subject to performance and market-based vesting and can be earned, subject to satisfying the performance metric, from 0% to 150% of the target number of shares. These RSUs vest subject to the performance of the Company’s TSR.
(4) As described in the “Compensation Discussion and Analysis” section above, each NEO was granted RSUs on February 23, 2022 pursuant to the Company’s 2015 Stock Incentive Plan that are subject to performance and market-based vesting and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares. These RSUs vest subject to the performance of the Company’s profitability.
(5) As described in the “Compensation Discussion and Analysis” section above, each NEO was granted a service-based cash retention award on February 23, 2022 that vests in three equal annual tranches beginning in April 2023. In addition, the amount vested in April 2023 also included the amount shown in the table under the heading “2022 Retention Cash Awards” for each NEO.
(6) As described in the “Compensation Discussion and Analysis” section above, each NEO was granted a cash based award on February 23, 2022 that is subject to performance-based vesting and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target amount. These cash awards vest subject to the performance of the Company’s profitability.
(7) As described in the “Compensation Discussion and Analysis” section above, each NEO was granted a cash based award on February 23, 2022 that is subject to performance-based vesting and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target amount. These cash awards vest subject to the performance of the Company’s strategic initiatives.
(8) Reports the target and maximum bonus that each NEO was eligible to earn under the annual incentive plan in 2022 pursuant to the Company’s 2016 Management Incentive Plan. Actual awards earned under the annual incentive plan in 2022 are reported under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above.

Outstanding Equity Awards at Fiscal Year-End
The following table shows grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2022, including both awards subject to performance conditions and service-based awards, to each of the executive officers named in the Summary Compensation Table.

	Stock Awards
Name	Award Grant Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unvested Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Peter R. Ingram	2/4/2020(1)	11,502	118,011	34,507	354,042
	2/2/2021(1)	33,003	338,611	44,138	452,856
	2/8/2022(1)	38,682	396,877	—	—
	2/23/2022(1)	—	—	17,736	181,971
	2/23/2022(1)	—	—	20,742	212,813
Jonathan D. Snook	2/4/2020(2)	5,608	57,538	16,822	172,594
	2/2/2021(2)	16,936	173,763	22,650	232,389
	2/8/2022(2)	24,330	249,626	—	—
	2/23/2022(2)	—	—	6,757	69,327
	2/23/2022(2)	—	—	13,669	140,244
Shannon L. Okinaka	2/4/2020(3)	4,314	44,262	12,940	132,764
	2/2/2021(3)	13,027	133,657	17,423	178,760
	2/8/2022(3)	16,402	168,285	—	—
	2/23/2022(3)	—	—	6,757	69,327
	2/23/2022(3)	—	—	9,568	98,168
Aaron J. Alter	2/4/2020(4)	3,595	36,885	10,784	110,644
	2/2/2021(4)	10,857	111,393	14,519	148,965
	2/8/2022(4)	16,402	168,285	—	—

	2/23/2022(4)	—	—	5,743	58,923
	2/23/2022(4)	—	—	10,593	108,684
Theodoros Panagiotoulias	2/4/2020(5)	1,726	17,709	5,176	53,106
	2/2/2021(5)	3,127	32,083	4,181	42,897
	2/8/2022(5)	4,784	49,084	—	—
	2/23/2022(5)	—	—	2,872	29,467
	2/23/2022(5)	—	—	1,879	19,279

(1) Mr. Ingram’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 4, 2020, 34,507 shares are subject to performance-based vesting, (ii) with respect to the grants of RSUs on February 2, 2021, 44,138 shares are subject to performance-based vesting, (iii) with respect to the grants of RSUs on February 8, 2022, 38,682 are subject to time-based vesting and (iv) with respect to the grants of RSUs on February 23, 2022, 38,478 are subject to performance-based vesting, in each case subject to Mr. Ingram’s continued employment. The amount shown for the performance-based RSUs granted on February 4, 2020 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 250% of the shares at the target vesting level. The amount shown for the performance-based RSUs granted on February 2, 2021 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 150% of the shares at the target vesting level. The amounts shown for the performance-based RSUs granted on February 23, 2022 are the target vesting levels, and they can be earned, subject to satisfying the performance metrics, from 0% to 150% and 0% to 200% of the shares at the target vesting level, respectively. Mr. Ingram’s stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

(2) Mr. Snook’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 4, 2020, 16,822 shares are subject to performance and market-based vesting, (ii) with respect to the grants of RSUs on February 2, 2021, 22,650 shares are subject to performance-based vesting, (iii) with respect to the grants of RSUs on February 8, 2022, 24,330 are subject to time-based vesting and (iv) with respect to the grants of RSUs on February 23, 2022, 20,426 are subject to performance-based vesting, in each case subject to Mr. Snook’s continued employment. The amount shown for the performance-based RSUs granted on February 4, 2020 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 250% of the shares at the target vesting level. The amount shown for the performance based RSUs granted on February 2, 2021 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 150% of the shares at the target vesting level. The amounts shown for the performance-based RSUs granted on February 23, 2022 are the target vesting levels, and they can be earned, subject to satisfying the performance metrics, from 0% to 150% and 0% to 200% of the shares at the target vesting level, respectively. Mr. Snook’s stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

(3) Ms. Okinaka’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 4, 2020, 12,940 shares are subject to performance and market-based vesting, (ii) with respect to the grants of RSUs on February 2, 2021, 17,423 shares are subject to performance based vesting, (iii) with respect to the grants of RSUs on February 8, 2022, 16,402 are subject to time-based vesting and (iv) with respect to the grants of RSUs on February 23, 2022, 16,325 are subject to performance-based vesting, in each case subject to Ms. Okinaka’s continued employment. The amount shown for the performance-based RSUs granted on February 4, 2020 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 250% of the shares at the target vesting level. The amount shown for the performance based RSUs granted on February 2, 2021 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 150% of the shares at the target vesting level. The amounts shown for the performance-based RSUs granted on February 23, 2022 are the target vesting levels, and they can be earned, subject to satisfying the performance metrics, from 0% to 150% and 0% to 200% of the shares at the target vesting level, respectively. Ms. Okinaka’s stock awards vest in full upon a double-trigger (certain terminations of employment following a change of control).

(4) Mr. Alter’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 4, 2020, 10,784 shares are subject to performance and market-based vesting, (ii) with respect to the grants of RSUs on February 2, 2021, 14,519 shares are subject to performance based vesting, (iii) with respect to the grants of RSUs on February 8, 2022, 16,402 are subject to time-based vesting and (iv) with respect to the grants of RSUs on February 23, 2022, 16,336 are subject to performance-based vesting, in each case subject to Mr. Alter’s continued employment. The amount shown for the performance-based RSUs granted on February 4, 2020 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 250% of the shares at the target vesting level. The amount shown for the performance based RSUs granted on February 2, 2021 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 150% of the shares at the target vesting level. The amounts shown for the performance-based RSUs granted on February 23, 2022 are the target vesting levels, and they can be earned, subject to satisfying the performance metrics, from 0% to 150% and 0% to 200% of the shares at the target vesting level, respectively. Mr. Alter’s stock awards vest in full upon a double-trigger (certain terminations of employment following a change of control).

(5) Mr. Panagiotoulias’ stock awards vest as follows: (i) with respect to the grants of RSUs on February 4, 2020, 5,176 shares are subject to performance and market-based vesting, (ii) with respect to the grants of RSUs on February 2, 2021, 4,181 shares are subject to performance based vesting, (iii) with respect to the grants of RSUs on February 8, 2022, 4,784 are subject to time-based vesting and (iv) with respect to the grants of RSUs on February 23, 2022, 4,751 are subject to performance-based vesting, in each case subject to Mr. Panagiotoulias’ continued employment. The amount shown for the performance-based RSUs granted on February 4, 2020 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 250% of the shares at the target vesting level. The amount shown for the performance based RSUs granted on February 2, 2021 is the target vesting level, and it can be earned, subject to satisfying the performance metric, from 0% to 150% of the shares at the target vesting level. The amounts shown for the performance-based RSUs granted on February 23, 2022 are the target vesting levels, and they can be earned, subject to satisfying the performance metrics, from 0% to 150% and 0% to 200% of the shares at the target vesting level, respectively. Mr. Panagiotoulias’ stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

Options Exercised and Stock Vested
The following table shows the stock awards vested during 2022, as applicable, to each of the executive officers named in the Summary Compensation Table.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Peter R. Ingram	66,793	1,143,785
Jonathan D. Snook	37,464	632,062
Shannon L. Okinaka	31,063	508,266
Aaron J. Alter	28,733	463,204
Theodoros Panagiotoulias	14,274	220,565
(1)    The value realized on vesting is calculated by multiplying the number of shares vested by the closing price of our Common Stock on the date of vesting. No options were granted to, or are currently held by, any of our NEOs. None of our NEOs exercised stock options in 2022.

Potential Payments Upon Termination or Change in Control

We have entered into a severance and change in control agreement with each of our NEOs. The details of the Severance Agreements are provided more fully in the Compensation Discussion and Analysis section above. Each officer’s receipt of any severance payments below is subject to his or her execution and non-revocation of a general release and waiver of claims against the Company. The amount of compensation payable to each such executive in each situation is listed in the tables below and is calculated assuming that the applicable event (termination for the reasons specified below or a change in control) occurred on December 31, 2022. Limitations imposed by the CARES Act could reduce the amount that is permitted to be paid.
Mr. Ingram

	Termination
Benefits and Payments	Without Cause or for Good Reason (1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period (2)
Lump Sum Payment	$745,000	$—	$2,235,000
Performance/Incentive Bonus	894,000	—	2,682,000
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	2,055,181
Insurance Proceeds (4)	—	1,100,000	—
Total	$1,675,000	$1,100,000	$7,044,181

Mr. Snook

	Termination
Benefits and Payments	Without Cause or for Good Reason (1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period (2)
Lump Sum Payment	$560,000	$—	$1,120,000
Performance/Incentive Bonus	560,000	—	1,120,000
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	1,095,481
Insurance Proceeds (4)	—	1,144,000	—
Total	$1,156,000	$1,144,000	$3,407,481
Ms. Okinaka

	Termination
Benefits and Payments	Without Cause or for Good Reason (1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period (2)
Lump Sum Payment	$525,000	$—	$1,050,000
Performance/Incentive Bonus	393,750	—	787,500
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	825,222
Insurance Proceeds (4)	—	2,222,000	—
Total	$954,750	$2,222,000	$2,734,722
Mr. Alter

	Termination
Benefits and Payments	Without Cause or for Good Reason (1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period (2)
Lump Sum Payment	$475,000	$—	$950,000
Performance/Incentive Bonus	356,250	—	712,500
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	743,778
Insurance Proceeds (4)	—	330,000	—
Total	$867,250	$330,000	$2,478,278

Mr. Panagiotoulias

	Termination
Benefits and Payments	Without Cause or for Good Reason (1)	Disability	Without Cause or by Executive for Good Reason during the Change of Control Period (2)
Lump Sum Payment	$382,000	$—	$764,000
Performance/Incentive Bonus	229,200	—	458,400
Continued Health Benefits	36,000	—	72,000
Stock Awards (3)	—	—	243,624
Insurance Proceeds (4)	—	1,617,000	—
Total	$647,200	$1,617,000	$1,538,024
(1) Under the Severance Agreements, “Cause” means (i) repeated neglect by the executive of the executive’s employment duties or the executive’s repeated material lack of diligence and attention in performing his or her employment duties, (ii) the executive’s fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others, (iii) the executive’s conduct of a criminal nature that may have an adverse impact on the Company’s reputation in the community or other conduct at any time or place which is detrimental to the Company’s reputation and/or goodwill among its customers and/or the community, or (iv) the executive’s repeated failure to follow applicable corporate compliance rules, practices, procedures and ethical guidelines of the Company.
Under the Severance Agreements, “Good Reason” means (i) a material reduction by the Company in the executive’s annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank), (ii) the executive’s relocation to principal offices that are either not located in Oahu, Hawai‘i or not within 40 miles of Honolulu, Hawai‘i, or (iii) solely during the Change of Control Period, a material reduction in the executive’s job, duties or responsibilities.

(2) Under the Severance Agreements, “Change of Control Period” means the period beginning on the date three months prior to the first change of control to occur following the effective date of the applicable Severance Agreement and ending on the date eighteen months following such change of control.

(3) The dollar values in the table are calculated by multiplying the closing sales price of the Company’s Common Stock on December 30, 2022 ($10.26) by the number of shares of Common Stock underlying all RSUs held by the executive at December 31, 2022. Includes the LTI cash award of $140,000 scheduled to vest in two equal installments based on continued service through each of April 1, 2024 and April 1, 2025.

(4) Each U.S.-based executive is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if the executive’s employment were terminated as a result of the executive’s disability on December 31, 2022, the executive would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

Pay Versus Performance Disclosure

Under rules adopted pursuant to the Dodd-Frank Act (“PVP Rules”) and in effect for the first time for this Proxy Statement, in the table below we provide compensation information about our NEOs for each of the last three fiscal years. Additionally, in the table we provide information about the results for certain financial performance measures during those fiscal years. The presentation of this material is done in a manner prescribed by the SEC and, although the PVP Rules require us to disclose “compensation actually paid,” this amount does not mean that these amounts were earned by our NEOs in these fiscal years or that they will ever be paid those amounts. “Compensation actually paid” under the PVP Rules starts with the total compensation reported in our Summary Compensation Table for the relevant year and adjusts those values based primarily on changes in the accounting value of unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers. This means that compensation actually paid generally fluctuates due to stock price fluctuation and changes in projected and actual levels of achievement of performance goals. We are required to disclose certain information about the relationship between the compensation actually paid to our NEOs and certain measures of company performance.

The PVP Rules require that we choose a peer group or index for purposes of TSR comparisons, and we have chosen to use the NYSE ARCA Airline Index for this purpose, in addition to using it in the performance graph in our Annual Report.

The PVP Rules also require us to show information about our cumulative TSR since December 31, 2019 through the end of each reported year, about the cumulative TSR of the index identified in the preceding paragraph, and about our GAAP net income. This information is required but does not mean that we use it in making compensation decisions; a robust discussion of our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described in our CD&A.

Further, the PVP Rules require us to designate one “Company Selected Measure” as the financial performance measure that is most important for linking pay to performance in 2022 and we selected adjusted EBITDA for that measure.

Year	Summary Compensation Table Total for PEO (1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (6)	Adj. EBITDA(7)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	(in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$2,995,654	$1,037,878	$1,442,208	$723,121	$35.03	$48.02	$(240,081)	$(31,001)
2021	3,091,653	3,333,231	1,495,718	1,509,789	62.72	74.24	(144,773)	(238,693)
2020	2,979,328	(169,142)	1,327,790	283,833	60.43	75.55	(510,935)	(544,822)
(1) For the fiscal years ended December 31, 2022, 2021 and 2020, our principal executive officer (“PEO”) was Peter Ingram and our Non-PEO NEOs were Jonathan Snook, Shannon Okinaka, Aaron Alter, and Theodoros Panagiotoulias.

(2) Amounts reported in columns (b) and (d) are the total compensation reported in the Summary Compensation Table for the applicable year for our PEO and the average total compensation for our Non-PEO NEOs, respectively.

(3)     Compensation actually paid does not mean that our PEO and Non-PEO named executive officers were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the relevant rules as shown in the adjustment table below.

	2022		2021		2020
Adjustments*	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs

Summary Compensation Table Total**	$2,995,654	$1,442,208	$3,091,653	$1,495,718	$2,979,328	$1,327,790
(Deduct): Grant date fair value of equity awards in fiscal year as reported in SCT	(1,460,368)	(567,053)	(1,944,900)	(647,447)	(2,432,940)	(902,684)
Add: Fair value of equity awards granted in current fiscal year at end of year	645,875	256,910	1,739,201	578,971	990,386	415,857
Adjust for: Change in fair value of outstanding and unvested equity awards granted in prior fiscal years	(1,060,082)	(352,749)	(30,471)	(9,451)	(1,711,714)	(559,392)
Adjust for: Change in fair value at vesting of equity awards granted in fiscal year that vested during fiscal year	—	—	—	—	—	—
Adjust for: Change in fair value as of vesting date of equity awards granted in prior fiscal years for which applicable vesting conditions were satisfied during the fiscal year	(83,201)	(56,195)	477,748	91,998	5,798	2,262
(Deduct): Fair value as of prior fiscal year-end of equity awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	—	—	—	—	—	—
Add: Value of dividends or other earnings paid on equity awards not otherwise reflected in fair value or total compensation	—	—	—	—	—	—
Compensation Actually Paid	$1,037,878	$723,121	$3,333,231	$1,509,789	$(169,142)	$283,833

*    The assumptions used for determining the fair values shown in this table are materially consistent with those used to determine the fair values disclosed as of the grant date of such awards.
**    Note that we have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation" and, accordingly, the adjustments with respect to such items prescribed by the PVP Rules are not relevant to our analysis and no adjustments have been made.

(4) Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.

(5) The peer group used is the NYSE ARCA Airline Index, as used in the Company's performance graph in our Annual Report. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.

(6) The dollar amounts reported are the Company's net income reflected in the Company’s audited financial statements.

(7) In the Company's assessment adjusted EBITDA is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the Company in 2022 to link compensation actually paid to performance. As discussed in the CD&A, Adjusted EBITDA is the Company’s earnings before interest, taxes, depreciation and amortization, and can be calculated by adding the Company’s interest expense, depreciation and amortization expense to its adjusted income before income taxes, each as reported in the financial statements in the Company’s Annual Report, filed on February 15, 2023, and excluding costs associated with new collective bargaining agreements, special items and adjustments reported in earnings releases, and any payments to be made under the 2022 incentive payment plans.

Tabular List of Performance Measures

The following table lists the four financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link compensation actually paid for our Named Executive Officers to Company performance for the most recently completed fiscal year.

Metric	Overview
Adjusted EBITDA	Company-selected measure included in the above table. Actual adjusted EBITDA is a key measure used in determining payouts under our short-term and long-term incentive compensation plans.
Annualized TSR	Key metric in determining payouts under our 2022-2024 and 2021-2023 long-term performance-based award program.
Adjusted Pre-Tax Return on Invested Capital	Key metric in determining payouts under our 2020-2022 long-term performance-based award program.
CASM Ex-Fuel and Non-Recurring Items	Key metric in determining payouts under our 2022 short-term incentive compensation plan

Description of Relationships Between Compensation Actually Paid and Performance

We believe the Company’s pay-for-performance philosophy is well reflected in the table above because the compensation actually paid tracks to the performance measures disclosed in such tables. The graphs below describe, in a manner compliant with the relevant rules, the relationship between compensation actually paid and the individual performance measures shown.

Compensation Actually Paid vs TSR
Compensation Actually Paid
$3,000,000
$2,000,000
$1,000,000
$—
$100.00
$75.00
$50.00
$25.00
Total Shareholder Return
2019
2020
2021
2022
CAP to PEO
CAP to Non-PEO
Company
Peer Group

Compensation Actually Paid vs Net Income
Compensation Actually Paid
$3,000,000
$2,000,000
$1,000,000
$—
$—
$(200,000)
$(400,000)
$(600,000)
Net Income (in thousands)
2020
2021
2022
CAP to PEO
CAP to Non-PEO
Net Income

Compensation Actually Paid vs Adj. EBITDA
$3,000,000
$2,000,000
$1,000,000
$—
Compensation Actually Paid
$—
$(200,000)
$(400,000)
$(600,000)
Adjusted EBITDA (in thousands)
2020
2021
2022
CAP to PEO
CAP to Non-PEO
Adj EBITDA

CEO Pay Ratio

Under SEC rules, we are required to provide information regarding the relationship between the total annual compensation of Mr. Ingram, our President and Chief Executive Officer, and the total annual compensation of our median employee (other than Mr. Ingram). For our last completed fiscal year, which ended December 31, 2022:
•The median of the total annual compensation of all employees (other than Mr. Ingram) of ours was $66,860.

•Mr. Ingram’s total annual compensation, as reported in the Summary Compensation Table included in this Proxy Statement, was $2,995,654.
•Based on the above, for fiscal 2022, the ratio of Mr. Ingram’s total annual compensation to the median of the total annual compensation of all other employees was 44.8.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

In 2022, we hired over 1,300 new employees, representing over 15% of our workforce. As a result we concluded that it was appropriate to identify a new median employee for purposes of presenting the 2022 CEO pay ratio.

The methodology we used to calculate the pay ratio is described below:

•We determined the median of the total annual compensation of our U.S. employees as of December 31, 2022. In accordance with the permitted methodology for determining the “median employee,” we excluded from our calculations all of our non-U.S. employees (who total less than 5% of our employee population). As of December 31, 2022, we had 7,055 employees located in the U.S. (including American Samoa) and 53 employees based outside the U.S. We applied this de minimis exemption when identifying the median employee by excluding employees from 6 countries: 30 employees in Japan, 9 employees in Australia, 5 employees in New Zealand, 4 employees in South Korea, 4 employees in Tahiti, and 1 employee in Taiwan.
•We then compared the sum of (i) the total compensation earned by each of these employees for fiscal 2022 as reported to the IRS in Box 5 of Form W-2 to determine the median employee. We annualized the compensation of permanent employees on an unpaid leave of absence during 2022 and of permanent full-time and part-time employees who were hired in 2022 and remained employed as of December 31, 2022.
•Once we identified our median employee, we determined the median employee’s total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median total annual compensation disclosed above. With respect to Mr. Ingram’s total annual compensation, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table shown above.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, our Compensation Committee was comprised of Mr. Carty (retired effective May 18, 2022), Ms. Rose, Mr. McNamara, Mr. Vosburg (joined on July 6, 2022) and Mr. Zwern. Mr. Carty retired from our Board of Directors and the Compensation Committee effective May 18, 2022 and Mr. Vosburg joined our Board of Directors and the Compensation Committee on July 6, 2022. No member of the Compensation Committee has at any time been an employee of ours. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the beneficial ownership, both direct and indirect, reported to us as of March 20, 2023 (except as otherwise noted in the footnotes) of our Common Stock, including shares as to which a right to acquire ownership within 60 days of such date exists (for example, through the ability to exercise stock options). The information is presented for beneficial owners of more than 5% of our Common Stock, and for our directors, our NEOs and for the group comprised of all of our directors and executive officers. We know of no persons other than those identified below who owned beneficially more than 5% of the outstanding shares of our Common Stock as of March 20, 2023. The table is based on 51,546,972 shares of Common Stock outstanding as of March 20, 2023.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
BlackRock, Inc.	8,663,487 (1)	16.81%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	5,404,601 (2)	10.48%
100 Vanguard Boulevard
Malvern, PA 19355
U.S. Global Jets ETF	4,764,909 (3)	9.24%
615 East Michigan Street
Milwaukee, Wisconsin 53202
Peter R. Ingram**	340,804 (4)	*
Lawrence S. Hershfield**	369,398 (5)	*
Wendy A. Beck**	5,389 (6)	*
Earl E. Fry**	30,089 (7)	*
C. Jayne Hrdlicka**	17,383 (8)	*
Michael E. McNamara**	17,383 (9)	*
Crystal K. Rose**	44,935 (10)	*
Mark D. Schneider**	7,451 (11)	*
William S. Swelbar**	26,686 (12)	*
Craig E. Vosburg**	5,389 (6)
Duane E. Woerth**	35,723 (13)	*
Richard N. Zwern**	52,340 (14)	*
Aaron J. Alter**	39,484 (15)	*
Shannon L. Okinaka**	86,804 (16)	*
Jonathan D. Snook**	79,960 (17)	*
Theodoros Panagiotoulias**	52,502 (18)	*
Directors and executive officers as a group (16 persons)	1,211,720 (19)	2.35%

*    Less than 1%.
**    Address is c/o Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819.
(1) Based solely on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on January 26, 2023, BlackRock, Inc. has sole voting power with respect to 8,583,232 of the shares and sole dispositive power with respect to 8,663,487 of the shares.
(2) Based solely on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group has sole voting power with respect to none of the shares, shared voting power with respect to 29,357 of the shares, sole dispositive power with respect to 5,348,044 of the shares and shared dispositive power with respect to 56,557 of the shares.
(3) Based solely on information reported by U.S. Global Jets ETF on Schedule 13G filed with the SEC on February 8, 2023, U.S. Global Jets ETF has sole voting and sole dispositive power with respect to all of the shares.
(4) Represents 340,804 shares of Common Stock owned directly by Mr. Ingram.

(5) Represents (i) 363,173 shares of Common Stock owned directly by Mr. Hershfield and (ii) 6,225 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 20, 2023.
(6) Represents 5,389 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 20, 2023.
(7) Represents (i) 23,864 shares of Common Stock owned directly by Mr. Fry and (ii) 6,225 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 20, 2023.
(8) Represents (i) 11,158 shares of Common Stock owned directly by Ms. Hrdlicka and (ii) 6,225 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 20, 2023.
(9) Represents (i) 11,158 shares of Common Stock owned directly by Mr. McNamara and (ii) 6,225 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 20, 2023.
(10) Represents (i) 38,710 shares of Common Stock owned directly by Ms. Rose and (ii) 6,225 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 20, 2023.
(11) Represents (i) 1,226 shares of Common Stock owned directly by Mr. Schneider and (ii) 6,225 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 20, 2023.
(12) Represents (i) 20,461 shares of Common Stock owned directly by Mr. Swelbar and (ii) 6,225 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 20, 2023.
(13)    Represents (i) 29,498 shares of Common Stock owned directly by Mr. Woerth and (ii) 6,225 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 20, 2023.
(14) Represents (i) 46,115 shares of Common Stock owned directly by Mr. Zwern and (ii) 6,225 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 20, 2023.
(15) Represents 39,484 shares of Common Stock owned directly by Mr. Alter.
(16) Represents 86,804 shares of Common Stock owned directly by Ms. Okinaka.
(17) Represents 79,960 shares of Common Stock owned directly by Mr. Snook.
(18) Represents 52,502 shares of Common Stock owned directly by Mr. Panagiotoulias.
(19) Represents (i) 1,144,917 shares of Common Stock beneficially owned by all of our directors and executive officers and (ii) 66,803 shares of Common Stock underlying RSUs that will be distributed within 60 days of March 20, 2023.

Special Preferred Stock

The IAM, the AFA and the ALPA hold one share of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, which entitle each Union to nominate one director. Each series of the Special Preferred Stock, unless otherwise specified: (1) ranks senior to the Common Stock and ranks pari passu with each other such series of Special Preferred Stock with respect to the liquidation, dissolution and winding up of the Company and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock; (2) has no dividend rights unless a dividend is declared and paid on the Common Stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the Common Stock; (3) is entitled to one vote per share of such series and votes with the Common Stock as a single class on all matters submitted to holders of the Common Stock; and (4) automatically converts into the Common Stock on a 1:1 basis at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our Board of Directors pursuant to their respective collective bargaining agreements. Each of the three shares of Special Preferred Stock outstanding constitutes 33.3% of the outstanding shares of all Special Preferred Stock.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides the specified information as of December 31, 2022, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by all compensation plans previously approved by our security holders, and by all compensation plans not previously approved by our security holders:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted‑average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	886,869(1)	$14.56	3,772,892
Equity compensation plans not approved by security holders	—	—	—
Total	886,869	$14.56	3,772,892

(1)    Includes 1,666 shares subject to outstanding options and 885,203 shares subject to RSUs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in any such transactions. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, the Governance and Nominating Committee monitors and reviews any issues regarding the “independence” of directors or involving potential conflicts of interest and evaluates any change of status or circumstance with respect to a director and determines the propriety of the director’s continued service in light of that change.

Related Party Transactions

During 2022, neither the Company nor any of our directors, executive officers or their immediate family members engaged in any related party transactions.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the Company’s management. The Audit and Finance Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor, and the performance of our internal auditors.

The Audit and Finance Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting.

The Audit and Finance Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2022 and discussed such statements with management. The Audit and Finance Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit and Finance Committee received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee and discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB.

Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, and be filed with the SEC. The Audit and Finance Committee also appointed Ernst & Young to serve as our independent registered public accounting firm for the year 2023.

This report of the Audit and Finance Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.
The Audit and Finance Committee
Earl E. Fry, Chairperson
Wendy A. Beck
Michael E. McNamara
April 5, 2023

PROPOSAL NO. 2: RATIFICATION OF ERNST & YOUNG AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

The Audit and Finance Committee of our Board of Directors has selected Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. Our financial statements for the 2022 fiscal year were audited and reported upon by Ernst & Young.

Representatives of Ernst & Young will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and make a statement should they so desire.

Ratification of the appointment of Ernst & Young as our independent registered public accounting firm is not required pursuant to our Amended and Restated By-laws, our other governing documents or applicable law. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit and Finance Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit and Finance Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon during the Annual Meeting will be required to ratify the appointment of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

The amounts set forth below include all fees paid to Ernst & Young for services provided to us during 2022 and 2021.

Audit Fees

Fees for audit services rendered by Ernst & Young to us totaled $2.0 million in 2022 and $1.9 million in 2021. Audit fees consist primarily of fees for the audits of our consolidated financial statements and the financial statements of Hawaiian, the audit of our internal control over financial reporting, the review of the interim condensed consolidated financial statements included in our quarterly reports, attestation services required by statute or regulation, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audits and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted accounting principles. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit and Finance Committee.

Audit-Related Fees

There were no audit-related services fees in 2022 or 2021.

Tax Fees

Fees for tax services rendered by Ernst & Young to us totaled $0.1 million in 2022 and $0.1 million in 2021. Tax fees consist primarily of fees for tax compliance services, exclusive of tax services rendered in connection with the audits. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit and Finance Committee.

Other Fees

Fees for other services rendered by Ernst & Young to us totaled $5,000 in 2022 and $6,475 in 2021. Other Fees consisted of publication and online subscription services. Ernst & Young did not provide any professional services during fiscal 2022 other than those described under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Audit and Finance Committee Pre-Approval Policies

The policy of the Audit and Finance Committee is to pre-approve the audit, audit‑related, tax and non-audit services to be performed during the year on an annual basis, in accordance with a schedule of such services approved by the Audit and Finance Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit and Finance Committee. Audit‑related services and tax services to be provided by the auditors will be subject to general pre-approval by the Audit and Finance Committee. The Audit and Finance Committee may grant specific case-by-case approval for permissible non-audit services. The Audit and Finance Committee will establish pre-approval fee levels or budgeted amounts for all services to be provided on an annual basis. Any proposed services exceeding those levels or amounts will require specific pre-approval by the Audit and Finance Committee. The Audit and Finance Committee has delegated pre-approval authority to the chairperson of the Audit and Finance Committee, who will report any such pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory and non-binding basis, the compensation of our NEOs as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

The “Say on Pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The “Say on Pay” vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we may communicate directly with stockholders to better understand the concerns that influenced the vote, but in all events we will consider our stockholders’ concerns and will share them with the Compensation Committee which will evaluate whether any actions are necessary to address those concerns.

See the “Executive Compensation” section for more information regarding our 2022 executive compensation program. Our Compensation Committee, assisted by its independent compensation consultant, Pay Governance, stays informed of developing executive compensation best practices and strives to implement them.

We believe that the information provided within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY IN VOTING POWER OF THE SHARES PRESENT AND ENTITLED TO VOTE THEREON IS NECESSARY FOR APPROVAL.

PROPOSAL NO. 4: NON-BINDING VOTE ON THE FREQUENCY OF
THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate, at least once every six years, how frequently we should seek a non-binding “Say on Pay” vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3. By voting on this Proposal 4, stockholders may indicate whether they would prefer a “Say on Pay” vote once every one, two, or three years.

Our Board of Directors believes that the “Say on Pay” vote should be conducted every year so that our stockholders may provide us with their direct feedback on our named executive officer compensation decisions, as disclosed in our Proxy Statement, each year. If the “Say on Pay” vote is held less frequently than annually, then it would be more difficult for us to understand which compensation decisions are supported by our stockholders and which are not.

We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred “Say on Pay” voting frequency by choosing the option of one year, two years, or three years, or abstain from voting.

The affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon during the Annual Meeting will be required to approve, on an advisory basis, the frequency of holding an advisory vote on the compensation of our executive officers; however, the option of one year, two years or three years that receives the highest number of votes will be treated as the frequency of holding an advisory vote on the compensation of our executive officers that has been approved by the stockholders on an advisory basis. However, because this vote is advisory and not binding on the Company, the Compensation Committee or our Board of Directors in any way, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ANNUAL VOTE AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. THE affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon during the Annual Meeting will be required to approve, on an advisory basis, the frequency of holding an advisory vote on the compensation of our executive officers; however, the OPTION RECEIVING THE GREATEST NUMBER OF VOTES (EVERY ONE, TWO OR THREE YEARS) WILL BE CONSIDERED THE FREQUENCY APPROVED BY STOCKHOLDERS.

OTHER MATTERS

We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. We have not received any stockholder proposals prior to the deadline for their submission to be considered for inclusion in the Proxy Statement. However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are also required to provide us with copies of all such reports filed with the SEC, or written representations from such persons stating that they were not required to file these forms. Based solely upon the information supplied to us by these persons, we are required to report any known failure to file these reports within the specified period. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2022, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception noted below:

•Due to an administrative error, a late Form 4 report was filed for Mark D. Schneider on February 17, 2022 reporting an award of restricted stock units representing a contingent right to receive 1,226 shares of Common Stock granted on February 8, 2022.

STOCKHOLDER PROPOSALS

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting proxy statement must submit their proposals so that they are received at our principal executive offices no later than December 7, 2023. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2024 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present (other than a matter brought pursuant to SEC Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Corporate Secretary of the Company at our principal executive offices not later than 5:00 p.m., Eastern time, on the 90th day nor earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of the first anniversary of the preceding year’s annual meeting as first specified in the notice of such annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Amended and Restated By-laws (and not pursuant to SEC Rule 14a-8) must be received no later than 5:00 p.m., Eastern time, on February 17, 2024, and no earlier than 8:00 a.m., Eastern time, on January 18, 2024, unless our annual meeting date occurs more than 25 days before or after May 17, 2024. In that case, we must receive proposals not earlier than 8:00 a.m., Eastern time, on the 120th day prior to the date of the annual meeting and not later than 5:00 p.m., Eastern time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Amended and Restated By-laws. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by the Exchange Act no later than March 18, 2024, which is 60 days prior to the anniversary date of the Annual Meeting. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Amended and Restated By-laws and SEC requirements. We will not consider any proposal or nomination that does not meet the Amended and Restated By-laws and SEC requirements for submitting a proposal or nomination.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

Pursuant to SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our 2022 Annual Report to Stockholders, which includes financial statements for the year ended December 31, 2022, as well as other information about our activities, are available at http://www.astproxyportal.com/ast/17758. The 2022 Annual Report to Stockholders is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

A COPY OF THIS PROXY STATEMENT AND THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2022, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO HAWAIIAN HOLDINGS, INC., ATTENTION: CORPORATE SECRETARY, 3375 KOAPAKA STREET, SUITE G-350, HONOLULU, HI 96819.

ANNUAL MEETING OF STOCKHOLDERS OF

HAWAIIAN HOLDINGS, INC.

Wednesday, May 17, 2023 at 9:00 a.m. Hawai'i Time

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, annual report, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17758

Please mark, sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20930304000000003000 6 051723

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND "ONE YEAR" FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee as to whom you wish to withhold your vote, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

4. To approve, on an advisory basis, the frequency of the advisory vote on the compensation of the Company's named executive officers, as described in the Proxy Statement; 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1, "FOR" Proposal 2 and Proposal 3 and "ONE YEAR" for Proposal 4.**

OWNERSHIP QUESTIONNAIRE

Please complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc. **Please mark "FOR" if owner is a U.S. Citizen or "AGAINST" if owner is a NOT a U.S. Citizen. (See reverse side of this card for additional information.)**

FOR (owner is a U.S. Citizen) ☐ AGAINST (owner is NOT a U.S. Citizen) ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OWNERSHIP QUESTIONNAIRE

The Federal Transportation Act requires that U.S. air carriers like Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. Citizens. 49 U.S.C. ss.ss. 40102(a)(15), 41102.

To assure that Hawaiian Airlines complies with this requirement, please complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc.

The owner of the shares is a "citizen of the United States" as defined by the Transportation Act if the owner is any ONE of the following:

- an individual who is a citizen of the United States;
- a partnership each of whose partners is an individual who is a citizen of the United States;
- a corporation or association organized under the laws of the United States or of any State of the United States, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

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HAWAIIAN HOLDINGS, INC.

Proxy for Annual Meeting of Stockholders held on May 17, 2023 at 9:00 a.m. Hawai'i Time

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Lawrence S. Hershfield, Peter R. Ingram and Shannon L. Okinaka as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock and special preferred stock of Hawaiian Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held Wednesday, May 17, 2023 at 9:00 a.m. Hawai'i Time at https://web.lumiagm.com/232546715 (password: hawaiian2023), and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendatons.

(Continued and to be signed on the reverse side.)

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